UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Illumina, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April     , 2017

Notice of Annual Meeting and Proxy Statement

Date:	May 30, 2017
Time:	2:00 p.m. (Pacific time)

This year’s annual meeting will be a completely virtual meeting of stockholders.

To participate, vote, or submit questions during the annual meeting via live webcast, please visit: www.virtualshareholdermeeting.com/ilmn2017.

There will not be a physical location for the annual meeting.

The agenda for this year’s annual meeting includes the following items:

1.	Elect the three nominees named in the proxy statement to our Board of Directors;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	Hold an advisory vote to approve the compensation paid to the “named executive officers” as disclosed in the proxy statement;

4.	Hold an advisory vote on the frequency of future advisory votes to approve the compensation of our “named executive officers”;

5.	Hold a vote to approve an amendment to our certificate of incorporation to remove certain supermajority voting requirements; and

6.	Transact such other business as may properly come before the meeting and any adjournment or postponement.

Stockholders as of the record date of April 7, 2017, are entitled to notice of and to vote on the matters listed in the proxy statement.

By Order of the Board of Directors,

CHARLES E. DADSWELL

Senior Vice President, General Counsel and Secretary

You can vote in one of three ways prior to the meeting:
VIA THE INTERNET. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, prior to 11:59 p.m. (Eastern time) on May 29, 2017.
BY TELEPHONE. You may vote using a touch-tone telephone by calling: 1-800-690-6903, 24 hours a day, seven days a week, prior to 11:59 p.m. (Eastern time) on May 29, 2017.

BY MAIL. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope to be received no later than May 29, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 30, 2017: The proxy statement and annual report to Stockholders are available at www.proxyvote.com.

Illumina, Inc.

2017 Proxy Statement – Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

GENERAL INFORMATION

(see pages 2 to 9)

Meeting: Annual Meeting of Stockholders

Date: Tuesday, May 30, 2017

Time: 2:00 p.m. (Pacific time)

Location: Internet webcast only at:

www.virtualshareholdermeeting.com/ilmn2017.

There will not be a physical location for the annual meeting.

Record Date: April 7, 2017

Stock Symbol: ILMN

Exchange: The NASDAQ Global Select Market

Common Stock Outstanding: 145,987,497 as of March 17, 2017

Registrar & Transfer Agent: Computershare

State of Incorporation: Delaware

Year of Incorporation: 1998 in California; reincorporated in Delaware in 2000

Public Company Since: 2000

Corporate Headquarters: 5200 Illumina Way, San Diego, California 92122

Corporate Website: www.illumina.com

Investor Relations Website: investor.illumina.com

EXECUTIVE COMPENSATION

(see pages 44 to 65)

CEO: Francis A. deSouza (age 46; CEO since 2016)

CEO 2016 Total Direct Compensation:

• Salary: $799,558

• Long-Term Incentives: $7,500,177

• All other compensation: $109,098

CEO Employment Agreement: No

Change-in-Control Agreement: Yes (double trigger)

Stock Ownership Guidelines: Yes

Hedging Policy: Yes

CORPORATE GOVERNANCE

(see pages 19 to 34)

Director Nominees: 3

• Caroline D. Dorsa (independent)

• Robert S. Epstein (independent)

• Philip W. Schiller (independent)

Director Term: Three years

Director Election Standard: Majority voting standard for uncontested elections

Term Limits: 10 years for non-employee directors joining after December 31, 2015

Board Meetings in 2016: 8

All Directors Attended at Least 75% of Board and Committee Meetings: Yes

Standing Board Committees (meetings in 2016):

• Audit (11)

• Compensation (7)

• Nominating/Corporate Governance (6)

All Standing Board Committees Comprised Entirely of Independent Directors: Yes

Stockholder Rights Plan: No

Proxy Access: Yes

ITEMS TO BE VOTED ON

(see pages 10 to 18)

The election of the three nominees named in this proxy statement

Ratification of appointment of independent registered public accounting firm

Advisory vote to approve compensation paid to the named executive officers as disclosed in this proxy statement

Advisory vote on frequency of future advisory votes to approve the compensation paid to named executive officers

Vote to approve an amendment to our certificate of incorporation to remove certain supermajority voting requirements

Illumina, Inc. 2017 Proxy Statement  •  1

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Illumina, Inc. for the Annual Meeting of Stockholders. This proxy statement and accompanying proxy are being mailed to our stockholders on or about April     , 2017, concurrently with the mailing of our annual report on Form 10-K for the fiscal year ended January 1, 2017.

Can I attend the annual meeting?

We will be hosting the 2017 annual meeting live via the internet. There will not be a physical location for the annual meeting.

Any stockholder can listen to and participate in the annual meeting live via the internet at www.virtualshareholdermeeting.com/ilmn2017. The webcast will start at 2:00 p.m. (Pacific time) on May 30, 2017.

Stockholders may vote and submit questions while connected to the annual meeting on the internet.

What do I need in order to be able to participate in the annual meeting online?

You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions during the meeting.

Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ilmn2017.

If you do not have your control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters described in this proxy statement. In addition, management will report on the performance of Illumina and respond to questions from stockholders.

What am I voting on at the annual meeting?

Stockholders will be asked to vote on five proposals. The proposals are to:

1. Elect as directors the three nominees named in this proxy statement to hold office for three years until the 2020 annual meeting of stockholders;

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3. Hold an advisory vote to approve the compensation paid to the “named executive officers” as disclosed in this proxy statement;

4. Hold an advisory vote on the frequency of future advisory votes to approve the compensation paid to “named executive officers”; and

5. Hold a vote to approve an amendment to our certificate of incorporation to remove certain supermajority voting requirements.

Illumina, Inc. 2017 Proxy Statement  •  2

Could other matters be decided at the annual meeting?

Our bylaws require that we receive advance notice of any proposal to be brought before the annual meeting by our stockholders, and we have not received notice of any such proposals. If any other matter were to come before the annual meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.

What is the recommendation of the Board on each of the matters scheduled to be voted on at the annual meeting?

The Board of Directors recommends that you vote:

•  FOR each of the nominees to the Board of Directors (Proposal 1);

•  FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year (Proposal 2);

•  FOR approval, on an advisory basis, of the compensation paid to the “named executive officers” as disclosed in this proxy statement (Proposal 3);

•  FOR approval, on an advisory basis, of an annual advisory vote on the compensation paid to “named executive officers” (Proposal 4); and

•  FOR an amendment to our certificate of incorporation to remove certain supermajority voting requirements (Proposal 5).

Who can vote at the annual meeting?

Only holders of our common stock as of April 7, 2017, the record date, or such holders’ proxies are entitled to notice of and to vote on the matters listed in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders.

At the close of business on the record date, there were                  shares of common stock outstanding and entitled to vote.

You have one vote for each share of common stock that you hold. A list of stockholders entitled to vote at the annual meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the annual meeting, and during the annual meeting such list will be available for examination at www.virtualshareholdermeeting.com/ilmn2017.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee may be able to vote your shares with respect to some of the proposals, but not all. Please see “What will happen if I do not vote my shares?” below for additional information.

Illumina, Inc. 2017 Proxy Statement  •  3

How do I vote and what are the voting deadlines?	Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the internet must be received by 11:59 p.m. (Eastern time) on May 29, 2017.

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m. (Eastern time) on May 29, 2017.

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 29, 2017, to be voted at the annual meeting.

During the Annual Meeting. Instructions on how to vote while participating in our annual meeting live via the internet are posted at www.virtualshareholdermeeting.com/ilmn2017.
If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card. If you vote via the internet or by telephone, do not return your proxy card.
Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may not be voted during our annual meeting.

Illumina, Inc. 2017 Proxy Statement  •  4

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the annual meeting by:

•  signing and returning a new proxy card with a later date;

•  submitting a later-dated vote by telephone or via the internet —only your latest internet or telephone proxy received by 11:59 p.m. (Eastern time) on May 29, 2017, will be counted;

•  participating in the annual meeting live via the internet and voting again; or

•  delivering a written revocation to our Corporate Secretary at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, to be received no later than May 29, 2017.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the internet before the annual meeting, or during the annual meeting via live webcast, your shares will not be voted at the annual meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those matters on which it has discretion to vote. Under the rules of the New York Stock Exchange, or NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3, 4, and 5. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2. The broker’s inability to vote on non-discretionary matters for which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Please see “What is a ‘broker non-vote’?” below for more information.

What is a “broker non-vote”?

The NYSE has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The NASDAQ Global Select Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares held by such clients on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Under current NYSE interpretations, Proposals 1, 3, 4, and 5 are considered non-discretionary matters and Proposal 2 is considered a discretionary matter.

Illumina, Inc. 2017 Proxy Statement  •  5

What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to non-discretionary matters. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on Proposals 1, 3, 4, and 5.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement available to our stockholders electronically via the internet. On or about April                 , 2017, we will mail the Notice of Internet Availability of Proxy Materials to stockholders who held shares at the close of business on the record date, other than those stockholders who previously requested paper delivery or other forms of electronic communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended January 1, 2017. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the internet or by telephone. If you received paper proxy materials by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?” above.

Illumina, Inc. 2017 Proxy Statement  •  6

How is a quorum obtained, and why is a quorum required?

Under applicable state law and our governing instruments, we may only hold the annual meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the annual meeting are present or represented by proxy at the meeting. As of the close of business on the record date, we had                  shares of common stock outstanding and entitled to vote at the annual meeting, meaning that                  shares of common stock must be represented in person or by proxy to have a quorum. If a quorum is not present at the annual meeting, the meeting may be adjourned until a quorum is obtained. If you are a stockholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this proxy statement and listed on the proxy card. If your shares are held in the name of your broker or other nominee, and you do not tell your broker or other nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Illumina, Inc. 2017 Proxy Statement  •  7

How many votes are required to approve each proposal?
Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 1 — Election of three nominees to the Board of Directors	A nominee for director will be elected if the votes cast FOR such nominee exceed the votes cast AGAINST such nominee	FOR, each nominee AGAINST, each nominee ABSTAIN, each nominee Shares voted “ABSTAIN” will have no effect on the election of directors	FOR, each nominee

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal must vote FOR in order for this proposal to pass	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

Proposal 3 — Advisory vote to approve the compensation of the “named executive officers” as disclosed in this proxy statement	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal must vote FOR in order for this proposal to pass	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

Proposal 4 — Advisory vote on the frequency of holding an advisory vote to approve the compensation of “named executive officers”

Majority of the shares present in person or represented by proxy and entitled to vote

If none of the frequency alternatives (one year, two years, or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders, on an advisory basis

		FOR Every Year FOR Every Two Years FOR Every Three Years ABSTAIN If you abstain from voting on this proposal, the abstention will have no effect on the frequency that is selected by the Board	FOR Every Year

Illumina, Inc. 2017 Proxy Statement  •  8

Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 5 — Vote to approve an amendment to our certificate of incorporation to remove certain supermajority voting requirements	Majority of the outstanding shares of the company’s common stock must vote FOR in order for this proposal to pass	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

How can I find the voting results of the annual meeting?

Preliminary results will be announced at the annual meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who is conducting this proxy solicitation?

Illumina’s Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the annual meeting. Solicitation may be made by our directors, officers, and other Illumina employees telephonically, electronically, or by other means of communication. Directors, officers, and employees who help us in the solicitation will not be separately compensated for those services, but they may be reimbursed by Illumina for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by Illumina for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

Illumina, Inc. 2017 Proxy Statement  •  9

Proposal 1: Election of Directors

General

Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board of Directors currently consists of 10 directors, having terms expiring at the respective annual meetings of stockholders noted below:

2017 Annual Meeting	2018 Annual Meeting	2019 Annual Meeting
Daniel M. Bradbury** Caroline D. Dorsa Robert S. Epstein, M.D. Philip W. Schiller Roy A. Whitfield**	A. Blaine Bowman Jay T. Flatley John W. Thompson*	Frances Arnold, Ph.D. Francis A. deSouza Karin Eastham, CPA

*	As announced in February 2017, John W. Thompson will join the Board of Directors effective May 3, 2017.
**	Messrs. Bradbury and Whitfield will retire from the Board of Directors, effective immediately before this year’s annual meeting.

Election of Three Directors to Hold Office for Three Years until the 2020 Annual Meeting of Stockholders

Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board of Directors has nominated for election at the annual meeting the following slate of three nominees to hold office for three years until the annual meeting of stockholders in the year 2020 and until their successors are duly elected and qualified:

Name	Age	Director Since	Principal Occupation
Caroline D. Dorsa	57	2017	Former Executive Vice President and CFO of Public Service Enterprise Group; Former Senior Vice President, Global Human Health, Strategy and Integration of Merck & Co., Inc.
Robert S. Epstein, M.D.	61	2012	Former Chief R&D Officer and President of Medco-UBC
Philip W. Schiller	56	2016	Senior Vice President, Worldwide Marketing of Apple Inc.

Ms. Dorsa and Mr. Schiller were appointed to the Board of Directors in January 2017 and July 2016, respectively, to fill newly created positions. In accordance with our Corporate Governance Guidelines, any new director appointed to fill a newly created position on the Board of Directors will stand for election at the first annual meeting of stockholders following such appointment. In accordance with our certificate of incorporation and bylaws, each director is to be elected for a term expiring at the third succeeding annual meeting of stockholders after such election. Accordingly, any new director appointed to fill a newly created position on the Board of Directors is assigned to the class of directors that will stand for election at the first annual meeting of stockholders following such appointment.

Illumina, Inc. 2017 Proxy Statement  •  10

Additional Information

For more information about each nominee and each of the other directors serving on our Board of Directors, please see “Information about Directors” in this proxy statement. Each of the director nominees is currently serving as a director. These nominees have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve. The persons designated as proxies on the form of proxy card attached to this proxy statement intend to vote such proxy “FOR” the election of each of the three nominees named above, unless the stockholder validly indicates otherwise on the proxy.

Vote Required for Approval

Our bylaws require that a director nominee be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “FOR” that nominee exceeds the number of votes cast “AGAINST” that nominee). Each of our director nominees currently serves on the Board of Directors. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Nominating/Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE

Illumina, Inc. 2017 Proxy Statement  •  11

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board is directly responsible for the appointment, compensation (including advance approval of the audit fee), retention, and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. Ernst & Young LLP has served as Illumina’s independent registered public accounting firm since 1999. The Audit Committee annually reviews Ernst & Young’s independence and performance in deciding whether to retain Ernst & Young or engage a different independent auditor. At the annual meeting, our stockholders are being asked to ratify the appointment of Ernst & Young as Illumina’s independent registered public accounting firm for the fiscal year ending December 31. 2017.

A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

During the fiscal years ended January 1, 2017, and January 3, 2016, the aggregate fees billed or accrued by Ernst & Young LLP for professional services were as follows:

	Year Ended
	January 1, 2017 ($)	January 3, 2016 ($)
Audit Fees	3,089,447	3,901,500
Audit-Related Fees	5,194	6,338
Tax Fees	24,392	390,543

Total	3,119,033	4,298,381

Audit fees consist of amounts for professional services rendered in connection with the integrated audit of our consolidated financial statements and related schedule and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports, and statutory audits required internationally. For the fiscal years ended January 1, 2017, and January 3, 2016, audit-related fees were primarily incurred for accounting consultations. Tax fees for the fiscal years ended January 1, 2017, and January 3, 2016, related to services rendered for the preparation of foreign tax filings. For the fiscal years ended January 1, 2017, and January 3, 2016, Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees.

Pre-Approval Policies and Procedures

The Audit Committee, as required by the Securities Exchange Act of 1934 (the “Exchange Act”), requires advance approval of all audit services and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The services listed as Audit Fees, Audit-Related Fees, and Tax Fees in the table above were pre-approved by our Audit Committee in accordance with this policy.

Illumina, Inc. 2017 Proxy Statement  •  12

Vote Required for Approval

Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting this proposal as a matter of good corporate governance practices. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee and the Board of Directors would consider such a negative vote in their consideration of what, if any, action to take. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent audit firm at any time during the fiscal year if it is determined that such a change would be in the best interests of Illumina and its stockholders. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Illumina, Inc. 2017 Proxy Statement  •  13

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers

As required by Section 14A of the Exchange Act, we are seeking an advisory vote to approve the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Accordingly, stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to Illumina’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 44 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our business objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 62 through 65, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee of the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.

Vote Required for Approval

The vote is advisory and not binding on Illumina, the Board of Directors, or the Compensation Committee. Although not binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation. Approval of the advisory resolution set forth above requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF ILLUMINA’S NAMED EXECUTIVE OFFICERS

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Proposal 4: Advisory Vote on the Frequency of Holding an Advisory Vote to Approve Compensation of our Named Executive Officers

Pursuant to Rule 14a-21(b) of the Exchange Act, we periodically request stockholders vote on whether future advisory votes to approve compensation of our named executive officers should occur every year, every two years, or every three years pursuant to the following advisory resolution:

RESOLVED, that the voting choice of once every year, once every two years, or once every three years that receives the highest number of votes cast in connection with this resolution will be considered to be the frequency preferred by stockholders on an advisory basis for Illumina to hold a non-binding vote to approve the compensation of the named executive officers.

The Board of Directors has determined that, consistent with past practice, holding an advisory vote on executive compensation every year (annually) is the most appropriate policy for Illumina at this time, and recommends that stockholders vote to hold annual advisory votes on executive compensation. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide direct input on our compensation philosophy, policies, and practices as disclosed in our proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our desire to seek input from, and engage in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices. We understand that our stockholders may have different views as to what is the best approach for Illumina, and we look forward to hearing from our stockholders on this proposal.

Vote Required for Approval

The vote is advisory and not binding on Illumina or the Board of Directors. Although not binding, the Board of Directors will consider the outcome, along with other relevant factors, in determining how often to conduct advisory votes on executive compensation. Notwithstanding the Board’s recommendation and the outcome of the stockholder advisory vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. Approval of the advisory resolution set forth above with respect to holding an advisory vote once every year, once every two years, or once every three years, as applicable, requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy for one of the foregoing options. If none of the frequency alternatives (one year, two years, or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes to be the frequency that has been selected by stockholders, on an advisory basis.

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Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, FOR THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS TO OCCUR ONCE EVERY YEAR

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Proposal 5: Vote to Approve an Amendment to our Certificate of Incorporation to Remove Certain Supermajority Voting Requirements

Currently, Article XI of Illumina’s certificate of incorporation requires an affirmative vote of 66 2/3% of the company’s then outstanding voting securities, voting together as a single class, to amend, repeal, or modify the following provisions of the company’s certificate of incorporation and bylaws (the “Supermajority Provisions”):

•	Article IX of the certificate of incorporation, which relates to cumulative voting, the number and classes of directors, and the requirement of written ballots to elect directors;

•	Article X of the certificate of incorporation, which relates to the power of the Board of Directors to amend or repeal the bylaws;

•	Article XII of the certificate of incorporation, which relates to the ability of the company to convene stockholder meetings outside of Delaware and to keep the books of the corporation outside of Delaware;

•	Section 2.3 of the bylaws, which gives the Board of Directors the ability to call special meetings of the stockholders at any time and for any purpose;

•	Section 2.4 of the bylaws, which sets out specific procedures for the provision of notice of meetings of stockholders;

•	Section 2.8 of the bylaws, which relates to the ability of stockholders to vote, including by proxy;

•	Section 2.10 of the bylaws, which establishes procedures for setting a record date and providing a default record date, including with respect to stockholders acting by written consent; and

•	Section 3.2 of the bylaws, which relates to setting the number of directors, the size and term of the classes of directors, and defining each directors’ term of office.

Having reviewed and considered the results of the company’s 2016 annual meeting, at which stockholders voted not to ratify the Supermajority Provisions pursuant to the non-binding advisory resolution presented at that meeting, the Board of Directors has approved the following amendment to Article XI:

ARTICLE XI

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Amended and Restated Bylaws, no special meetings of the stockholders shall be called by stockholders without approval of the Board of Directors, and no action, including the removal of directors without cause shall be taken by stockholders by written consent. The affirmative vote of ~~sixty-six and two-thirds percent (66 2/3%)~~ a majority of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX,

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Article X or Article XII of this Amended and Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.4 (Notice of Stockholders’ Meeting), 2.4 (Advanced Notice of Stockholder Nominees and Stockholder Business), 2.8 (Voting), or 2.10 (Stockholder Action by Written Consent Without a Meeting), or 3.2 (Number of Directors) of the corporation’s Amended and Restated Bylaws.

The Board of Directors seeks stockholder approval for the amendment to our certificate of incorporation to require the affirmative vote of only a majority of the company’s then outstanding voting securities, voting as a single class, in order to amend, repeal, or modify the Supermajority Provisions. Exhibit A to this proxy statement sets forth an amended certificate of incorporation that includes the amendment of the Supermajority Provisions noted above.

Vote Required for Approval

Approval of the vote set forth above requires the affirmative “FOR” vote of a majority of the company’s outstanding shares.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS

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Information about Directors

The following table sets forth the names, ages, committee assignments, and positions of our directors as of April     , 2017. As announced in February 2017, John W. Thompson will join the Board of Directors effective as of May 3, 2017. Our directors’ respective backgrounds and a discussion of the specific experience, qualifications, attributes, or skills of our directors that led the Board of Directors to conclude that each such person should serve as a director are described following the table.

Name	Age	Position with the Company	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Other Public Company Boards
Jay T. Flatley	64	Executive Chairman				1
A. Blaine Bowman	70	Lead Independent Director				0
Francis A. deSouza	46	President & CEO				0
Frances Arnold, Ph.D.	60	Director				0
Daniel M. Bradbury (1)	55	Director				4
Caroline D. Dorsa	57	Director				3
Karin Eastham, CPA	67	Director				3
Robert S. Epstein, M.D.	61	Director				2
Philip W. Schiller	56	Director				0
Roy A. Whitfield (1)	63	Director				1
Number of Meetings in 2016			11	7	6

    Chair       Member       Audit Committee Financial Expert (for purposes of Section 407 of Sarbanes-Oxley Act)

(1)	Messrs. Bradbury and Whitfield will retire from the Board of Directors, effective immediately before this year’s annual meeting.

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The following figures reflect the current independence status and tenure of our Board:

Director Independence	Director Tenure

Jay T. Flatley Director since: 1999 Executive Chairman since: 2016 Management: Executive Chairman

Mr. Flatley has served as our Executive Chairman since July 2016 and as a director since October 1999. He served as our Chief Executive Officer from December 2013 through July 2016, and as our President and Chief Executive Officer from October 1999 through December 2013. Prior to joining Illumina, Mr. Flatley was co-founder, President, CEO, and a director of Molecular Dynamics, Inc., a NASDAQ-listed life sciences company focused on genetic discovery and analysis, from 1994 until its sale to Amersham Pharmacia Biotech Inc. in 1998. He served in various other positions of increasing responsibility with Molecular Dynamics from 1987 to 1994. From 1985 to 1987, Mr. Flatley was Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company. In addition to the public company directorship noted below, Mr. Flatley serves as a director of Denali Therapeutics, Inc., a privately-held biotechnology company, and as a director of our majority owned subsidiary, Helix Holdings I, LLC. Mr. Flatley holds a B.A. in economics from Claremont McKenna College and a B.S. and M.S. in industrial engineering from Stanford University.

Other Public Company Board Service: Coherent, Inc. (2011 to present)

Past Public Company Board Service (since 2012): None

In selecting Mr. Flatley as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Flatley’s experience in leading and managing our growth and development. The Board of Directors believes that Mr. Flatley, through his long experience with the company and his prior executive and board experience with Molecular Dynamics, Inc., contributes to the Board’s understanding of the needs of our customers, the markets in which we compete, and the risks and opportunities associated with our product development and technological advances.

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A. Blaine Bowman Director since: 2007 Lead Independent Director since: 2016 Independent

Mr. Bowman has been a director since January 2007 and has served as our Lead Independent Director since March 2016. Mr. Bowman was formerly the Chairman, President, and CEO of Dionex Corporation, a NASDAQ-listed manufacturer of analytical instruments. Mr. Bowman retired as President and CEO of Dionex in 2002 and as Chairman of the Board in 2005, and he remained a director of Dionex until its sale to Thermo Fisher Scientific Inc. in 2011. He joined Dionex in 1977 and was named President and CEO in 1980. Before joining Dionex, Mr. Bowman was a management consultant with McKinsey & Company, a management consulting firm, and a product engineer with Motorola Semiconductor Products Division, a communication equipment company. Mr. Bowman also served as a past director of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Bowman serves as a director of IO Informatics, Inc., a privately-held biotechnology software and services company. Mr. Bowman received his B.S. in physics from Brigham Young University and an M.B.A. from Stanford University.

Other Public Company Board Service: None

Past Public Company Board Service (since 2012): Altera Corporation (2012 to 2015)

In selecting Mr. Bowman as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Bowman’s understanding of highly technical manufacturing processes associated with scientific instruments, his business leadership experience, and his deep understanding of operational financial issues. We design and manufacture our products, many of which are sophisticated scientific instruments used by scientists and researchers. The Board of Directors believes that Mr. Bowman contributes to the Board’s understanding of the needs of our customers and the risks associated with our manufacturing processes. In addition, Mr. Bowman’s experience as a management consultant and CEO of a scientific equipment manufacturer contributes to the Board’s strategic understanding and review of our business opportunities. Mr. Bowman also served as a director of Solexa, Inc. at the time we acquired Solexa, and through this position he gained an understanding of the DNA sequencing market and associated product development issues.

Francis A. deSouza Director since: 2014 Management: President and CEO	Mr. deSouza has served as President and Chief Executive Officer since July 2016 and as a director since January 2014. He served as President from December 2013 until July 2016. Prior to joining Illumina, Mr. deSouza was President, Products and Services, of Symantec Corporation, a NASDAQ-listed software technology company, from 2011 to 2013, and Mr. deSouza served as Symantec’s Senior Vice President, Enterprise Security Group, from 2009 to 2011. Prior to joining Symantec, from 2001 to 2006, he was Founder and CEO of IMlogic, Inc., an enterprise instant messaging software company that was acquired by Symantec in 2006, and Mr. deSouza served as Product Unit Manager, Real-time Collaboration Group, at Microsoft Corporation from 1998 to 2001. Prior to joining Microsoft, from 1997 to 1998, Mr. deSouza was co-founder and CEO of Flash

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Communications, an enterprise instant messaging company that was acquired by Microsoft in 1998. Mr. deSouza received a B.S. in electrical engineering and computer science with a minor in economics and a M.S. from Massachusetts Institute of Technology.

Other Public Company Board Service: None

Past Public Company Board Service (since 2012): Citrix Systems, Inc. (2014 to 2016)

In selecting Mr. deSouza as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. deSouza’s extensive experience with entrepreneurial companies experiencing rapid growth and maturation. The Board of Directors believes that Mr. deSouza’s experience directly managing a growing portfolio of products and services contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business, such as Illumina, as it develops and introduces an increasing number of products and services.

Frances Arnold, Ph.D. Director since: 2016 Independent

Dr. Arnold has been a director since 2016. Dr. Arnold manages a research group at the California Institute of Technology and is the Dick and Barbara Dickinson Professor of Chemical Engineering, Bioengineering and Biochemistry at the California Institute of Technology and Director of the Donna and Benjamin M. Rosen Bioengineering Center. She joined the California Institute of Technology in 1986 and has served as a Visiting Associate, Assistant Professor, Professor, and Director. Dr. Arnold’s laboratory focuses on protein engineering by directed evolution, with applications in alternative energy, chemicals, and medicine. She is the recipient of numerous honors, including the Millennium Technology Price, induction into the National Inventors Hall of Fame, Fellow of the National Academy of Inventors, the ENI Prize in Renewable and Nonconventional Energy, the U.S. National Medal of Technology and Innovation, and the Charles Stark Draper Prize of the U.S. National Academy of Engineering. Dr. Arnold is an elected member of all three U.S. National Academies of Science, Medicine, and Engineering, as well as the American Academy of Arts and Sciences. Dr. Arnold serves as a director of Provivi, Inc., a privately-held biopesticide company. Dr. Arnold received a B.S. in mechanical and aerospace engineering from Princeton University and a Ph.D. in chemical engineering from the University of California, Berkeley.

Other Public Company Board Service: None

Past Public Company Board Service (since 2012): None

In selecting Dr. Arnold as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Arnold’s scientific and technical expertise in biological engineering. Our continued growth is dependent on scientific and technical advances, and the Board believes that Dr. Arnold offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Arnold’s academic and research experience provides the Board of Directors with valuable insight into the needs of our customers, many of which are scientific research institutions, and the opportunities associated with serving the research market.

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Caroline D. Dorsa Director since: 2017 Independent

Ms. Dorsa has been a director since January 2017. Ms. Dorsa served as Executive Vice President and Chief Financial Officer of Public Service Enterprise Group Incorporated, a NYSE-listed diversified energy company, from April 2009 until her retirement in October 2015, and served on its Board of Directors from 2003 to April 2009. From February 2008 to April 2009, she served as Senior Vice President, Global Human Health, Strategy and Integration at Merck & Co., Inc., a NYSE-listed pharmaceutical company. From November 2007 to January 2008, Ms. Dorsa served as Senior Vice President and Chief Financial Officer of Gilead Sciences, Inc., a NASDAQ-listed life sciences company. From February 2007 to November 2007, she served as Senior Vice President and Chief Financial Officer of Avaya,, Inc., a NYSE-listed telecommunications company. From 1987 to January 2007, Ms. Dorsa held various financial and operational positions at Merck & Co., Inc., including Vice President and Treasurer, Executive Director of U.S. Customer Marketing, and Executive Director of U.S. Pricing and Strategic Planning. Ms. Dorsa received her M.B.A. from Columbia University and a B.A. from Colgate University.

Other Public Company Board Service: Biogen, Inc. (2010 to present); Intellia Therapeutics (2015 to present); Goldman Sachs ETF Trust, the Goldman Sachs MLP and Energy Renaissance Fund and the Goldman Sachs MLP Income Opportunities Fund, investment funds within the Goldman Sachs fund complex (2016 to present)

Past Public Company Board Service (since 2012): None

In selecting Ms. Dorsa as a nominee for election to the Board of Directors, the Board considered, among other things, Ms. Dorsa’s significant financial and accounting expertise and deep knowledge of clinical markets. As our technology and products are increasingly utilized in clinical settings, Ms. Dorsa’s experience will contribute to the Board’s understanding of these markets and the risks and opportunities associated with operating in markets regulated by the U.S. Food and Drug Administration.

Karin Eastham, CPA Director since: 2004 Independent

Ms. Eastham has been a director since July 2004. Ms. Eastham serves on the boards of directors of several life science companies. From 2004 to 2008, she served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From 1999 to 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer and Secretary of Diversa Corporation, a NASDAQ-listed biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, a biopharmaceutical company, from 1976 to 1988. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.

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Other Public Company Board Service: Geron Corporation (2009 to present); MorphoSys AG (2012 to present, Frankfurt Stock Exchange-listed); Veracyte, Inc. (2012 to present)

Past Public Company Board Service (since 2012): Amylin Pharmaceuticals, Inc. (2005 to 2012);Trius Therapeutics, Inc. (2009 to 2013)

In selecting Ms. Eastham as a nominee for election to the Board of Directors, the Board considered, among other things, Ms. Eastham’s understanding of biomedical research institutions combined with her business leadership and finance experience. Our customers include biomedical research institutions, and the Board of Directors believes that Ms. Eastham provides the Board with greater insight into the needs of such institutions. Ms. Eastham also contributes to the Board’s understanding of governance and strategy for life sciences companies through her experience as a director in our industry. Additionally, Ms. Eastham’s extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, also provide the appropriate skills to serve on our Board of Directors.

Robert S. Epstein, M.D. Director since: 2012 Independent

Dr. Epstein has been a director since November 2012. Dr. Epstein is an epidemiologist who worked in public health and academia before joining the private sector. From 2010 to 2012, Dr. Epstein was Chief R&D Officer and President of Medco-UBC, a 2,400 person global research organization focused on conducting personalized medicine, health economics, drug safety, outcomes, and comparative effectiveness research on behalf of the biopharmaceutical, medical device, and diagnostics industries. Prior to this role, Dr. Epstein was Medco’s Chief Medical Officer for 13 years, where he led formulary development, clinical guideline development, drug information services, personalized medicine program development, and client analytics and reporting. Dr. Epstein is also the former President of the International Society of Pharmacoeconomics and Outcomes Research (ISPOR), and has served on the boards of directors of the Drug Information Association (DIA) and the International Society of Quality of Life. In addition to the public company directorships noted below, Dr. Epstein serves as a director of the following privately-held companies: Intellos LLC, a diagnostics company; and Proteus Digital Health, a healthcare technology company. Dr. Epstein has published more than 75 peer-reviewed medical articles and book chapters and serves as a reviewer for several influential medical journals, including the New England Journal of Medicine and JAMA (The Journal of the American Medical Association). Dr. Epstein received his M.D. and B.S. in biomedical science from the University of Michigan and an M.S. in preventative medicine from the University of Maryland.

Other Public Company Board Service: Fate Therapeutics, Inc. (2014 to present); Veracyte, Inc. (2015 to present)

Past Public Company Board Service (since 2012): AVEO Pharmaceuticals, Inc. (2012 to 2014)

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In selecting Dr. Epstein as a nominee for election to the Board of Directors, the Board considered, among other things, Dr. Epstein’s in-depth experience and practical knowledge of how molecular diagnostic tests are reimbursed and the issues raised by payors and other evidentiary authorities. As our technology and products are increasingly utilized in clinical settings, Dr. Epstein’s experience will contribute to the Board’s understanding of these markets and the risks and opportunities associated with operating in markets regulated by the U.S. Food and Drug Administration.

Philip W. Schiller Director since: 2016 Independent

Mr. Schiller has been a director since July 2016. Mr. Schiller rejoined Apple Inc. in April 1997 and assumed his current position as Senior Vice President, Worldwide Marketing in February 2002 and is a member of Apple’s executive team responsible for the company’s product marketing, developer relations, business marketing, education marketing, international marketing, and App Store programs. He has helped Apple create and market some of the best-selling products in the world including the Mac, iPod, iTunes, iPhone, the App Store, Apple TV, and the Apple Watch. Prior to rejoining Apple, Mr. Schiller was Vice President of Product Marketing at Macromedia, Inc. from 1995 to 1997 and Director of Product Marketing at FirePower Systems, Inc. from 1993 to 1995. Prior to that, Mr. Schiller spent six years at Apple in various marketing positions. Mr. Schiller received a B.S. in biology from Boston College.

Other Public Company Board Service: None

Past Public Company Board Service (since 2012): None

In selecting Mr. Schiller as a nominee for election to the Board of Directors, the Board considered, among other things, his track record and global experience in bringing world-class products to market. The Board of Directors believes that Mr. Schiller’s marketing expertise will provide the company and the Board with important insights into communicating the benefits of the company’s products and technology to customers and other stakeholders. Mr. Schiller’s extensive senior management experience in one of the world’s leading consumer technology companies, particularly in key marketing positions, provide the appropriate skills to serve on our Board of Directors.

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Board of Directors and Corporate Governance

Board of Directors

Our business is managed under the direction of the Board of Directors. Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board has determined that a majority of the members of the Board, specifically Dr. Arnold, Mr. Bradbury, Mr. Bowman, Ms. Dorsa, Ms. Eastham, Dr. Epstein, Mr. Schiller, and Mr. Whitfield, are independent directors under the rules of NASDAQ.

The Board intends to hold executive sessions of the non-management directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the company. At its meetings during the fiscal year ended January 1, 2017 (“fiscal 2016”), the Board of Directors regularly met in executive sessions of non-employee directors.

The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed on our website at www.illumina.com under “Corporate Governance.” The Board of Directors meets regularly to review significant developments affecting the company and to act on matters requiring the Board of Directors’ approval. The Board of Directors held eight meetings during fiscal 2016. Board members are requested to make attendance at Board and Board committee meetings a priority, to come to meetings prepared, having read any materials provided to the Board of Directors prior to the meeting, and to participate actively in the meetings.

Attendance at Meetings

During fiscal 2016, each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and Board committees on which such director served during the period. Board members are invited to attend our annual meetings of stockholders. We reimburse the travel expenses of any director who travels to attend the annual meetings. Two members of the Board of Directors attended our 2016 annual meeting of stockholders.

Corporate Governance

The Board of Directors and our management believe that good corporate governance is an important component in enhancing investor confidence in the company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity and growth. Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in business activities among employees, management, and the Board of Directors.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Conduct, and charters for each of the committees of the Board of Directors, including the Audit Committee, the

Illumina, Inc. 2017 Proxy Statement  •  26

Compensation Committee, and the Nominating/Corporate Governance Committee. The corporate governance page can be found on our website at www.illumina.com under “Corporate Governance.”

Board Leadership Structure

Currently, our Board leadership structure consists of a Lead Independent Director, an Executive Chairman, and committee chairs. Our CEO also serves as a director of the Board. This structure allows our Executive Chairman, who served as our CEO from 1999 until 2016, to lead our Board and continue to be a critical resource for our executive management team, while also providing for effective independent board oversight through a Lead Independent Director. We believe that, in a time of business and leadership growth and transition, Illumina is extraordinarily well served by having our Board led by an Executive Chairman who is intimately familiar with our business, culture, and opportunities, and who liaises regularly with our CEO, acting as a critical link between management and our independent directors. Our Executive Chairman is able to focus the independent directors’ attention on the issues of greatest importance to the company and our stockholders.

Term Limits

Absent special circumstances agreed to by a majority of the Board (excluding the affected member(s)), no non-employee Board member joining the Board after December 31, 2015, may serve for more than a total of 10 years, and no non-employee Board member serving as of December 31, 2015, may stand for reelection after serving for more than a total of 10 years as a non-employee director.

Proxy Access

In January 2017, the Board of Directors amended and restated the company’s bylaws to implement a proxy access bylaw that permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the company’s outstanding capital stock continuously for at least three years, to nominate and include in the company’s proxy materials the greater of two directors or 20% of the number of directors currently serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws.

Board’s Role in Risk Oversight

Risk Oversight Generally

The Board of Directors is responsible for overseeing our risk management. To assist its oversight function, the Board has delegated many risk oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for providing advice to the Board with respect to our risk evaluation and mitigation processes, including, in particular, the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, security, regulatory, and external risks inherent in our business. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and the Board receives reports on risk management from our senior officers and outside consultants engaged to provide an enterprise-level review of the risks facing the company.

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Each of the Board’s committees oversees the management of company risks that fall within that committee’s areas of responsibility. In performing this function, each committee has full access to management and may engage advisors. For example, the Nominating/Corporate Governance Committee is responsible for overseeing governance risks facing the company, while the Compensation Committee oversees the company’s executive compensation program and considers the impact of the program and of the incentives created by the compensation awards on the company’s risk profile.

Our senior executives provide the Board of Directors and its committees with regular updates about our strategies and objectives and associated risks at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues of concern with management. The Board of Directors and committees call special meetings when necessary to address specific issues or matters that should be addressed before the next regularly scheduled meeting. In addition, our directors have access to our management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable about the applicable issues attend Board meetings to provide additional insight into items being discussed, including exposures and mitigation strategies with respect to various risks. The Board of Directors believes that the work undertaken by the Audit Committee, together with the work of the full Board and the CEO, enables the Board to effectively oversee our risk management function.

Compensation Programs

The Compensation Committee, together with senior management and external compensation consultants, reviews compensation programs and benefits plans affecting employees generally (in addition to those applicable to our executive officers), and we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Committees of the Board of Directors

The Board of Directors has three standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee. All of the committees are composed solely of non-employee, independent directors. Charters for each committee are available on our website at www.illumina.com under “Committee Composition.”

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Audit Committee

Purpose	• Oversee the company’s accounting and financial reporting processes and audits of its financial statements

Responsibilities

•  Ensure the integrity of the company’s financial statements and disclosures

•  Review and confirm the independent auditor’s qualifications and independence

•  Monitor the performance of the company’s internal audit function and independent registered public accounting firm

•  Evaluate the adequacy and effectiveness of the company’s internal controls

•  Oversee the company’s compliance with legal and regulatory requirements

•  Supervise the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in the company’s business

The Board of Directors has unanimously determined that all Audit Committee members satisfy the additional independence requirements that apply to Audit Committee members under NASDAQ listing standards, are financially literate under NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, the Board of Directors has unanimously determined that all Audit Committee members qualify as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations, or liability on any person so designated.

Compensation Committee

Purpose

•  Discharge the Board’s duties and responsibilities relating to compensation of our non-employee directors and executive officers

•  Oversee the design and management of our equity and other compensation plans

Responsibilities

•  Report annually to our stockholders on executive compensation matters

•  Administer our equity and other compensation plans

•  Recommend to the Board the amount and form of CEO compensation, taking into account the Board’s annual performance evaluation of the CEO

•  Review and approve the amount and form of compensation to be paid to our other executive officers and senior, non-executive employees

•  Oversee our compensation practices for all other non-executive employees

•  Motivate executives to perform to their highest level and reward outstanding achievement

•  Maintain appropriate levels of risk and reward, assessed on a relative basis at all levels within the company in proportion to individual contribution and performance and tied to achievement of financial, organizational, and management performance goals

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•  Encourage executives to manage from the perspective of owners with an equity stake in the company

•  Review and make initial (in the case of new hires) and periodic (in the case of then-current company employees) determinations with respect to who is (i) an “executive officer” of the company with reference to Rule 3b-7 of the Exchange Act and (ii) a “Section 16 officer” of the company with reference to Rule 16a-1(f) of the Exchange Act

The Board of Directors has unanimously determined that all Compensation Committee members satisfy the additional independence requirements that apply to Compensation Committee members under NASDAQ listing standards, qualify as “non-employee directors” for the purposes of Section 16 of the Exchange Act, and qualify as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986.

The CEO may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation.

The CEO has been delegated limited authority to grant equity incentive awards to any employee who has a title of or below the rank of “Vice President,” who is not designated as a “Section 16 Officer,” and who does not report directly to him. The CEO may exercise this authority without any further action required by the Compensation Committee; however, the Compensation Committee approves grant ranges based on employee job levels to guide the CEO in the exercise of his authority and sets maximum individual award values that may be granted under this authority. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within the specified limits approved by the Compensation Committee. At least annually, the Compensation Committee reviews this authority and grant guidelines to ensure alignment with market and good governance practices. The CEO reports at least annually to the Compensation Committee on his exercise of this delegated authority. In addition, the Compensation Committee reviews our equity award usage forecast on a quarterly basis as part of its administration duties within our stockholder-approved 2015 Stock and Incentive Plan.

Nominating/Corporate Governance Committee

Purpose	• Oversee matters of corporate governance, including the evaluation of the performance, composition, and practices of the Board of Directors

Responsibilities

•  Identify individuals qualified to serve as members of the Board of the company

•  Select nominees for election as directors of the company

•  Evaluate the performance of the Board and its Committees

•  Develop and recommend to the Board corporate governance guidelines

•  Provide oversight with respect to corporate governance and ethical conduct

Illumina, Inc. 2017 Proxy Statement  •  30

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or ever has been, an officer or employee of the company. Furthermore, during fiscal 2016, none of our current executive officers served as a member of a board of directors or compensation committee (or other board committee performing equivalent functions) of another entity where an executive officer of such entity served as a member of our Board of Directors or Compensation Committee.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. Our Code of Conduct is reviewed by the Nominating/Corporate Governance Committee on an annual basis and modified as deemed necessary. Our Code of Conduct is available for download from our website, www.illumina.com under “Corporate Governance.” A copy of the Code of Conduct may also be obtained free of charge, from us upon a request directed to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary. We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.

Director Nominations

Criteria for Board Membership

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the responsibility for reviewing and recommending to the Board nominees for Board membership. In accordance with our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, in evaluating Board candidates, considers factors such as depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the needs of the Board at the time. The Nominating/Corporate Governance Committee seeks to ensure that at least a majority of directors are independent under NASDAQ listing standards, that members of our Audit Committee meet the financial literacy and sophistication requirements under NASDAQ listing standards, and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Nominating/Corporate Governance Committee’s objective is to maintain a board of individuals of the highest personal character, integrity, and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. For each of the nominees to the Board, the biographies shown above highlight the experiences and qualifications that were viewed as being

Illumina, Inc. 2017 Proxy Statement  •  31

among the most important by the Nominating/Corporate Governance Committee in concluding that the nominee should serve as a director. The Nominating/Corporate Governance Committee considers diversity as one of many factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees or dispositive in any specific instance.

Process for Identifying and Evaluating Nominees

The Nominating/Corporate Governance Committee believes we are well served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. In addition, from time to time the Board may seek to expand its ranks to bring in new Board members with special skills or experience relevant and useful to us at our particular stage of development. Director candidates will be selected based on input from members of our Board of Directors, our senior management, and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by members of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with each member of the Board of Directors. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board or presented for the approval of the stockholders, as appropriate.

Stockholder Nominees

The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director under the same criteria described above but, based on those criteria, may not necessarily recommend those nominees to the Board of Directors. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, via the attention of our Secretary, and should include the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to the Exchange Act (including such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a director, if elected);

•	the names and addresses of the stockholder(s) making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualification of the nominee, including the specific experience, qualifications, attributes, or skills of the nominee,

Illumina, Inc. 2017 Proxy Statement  •  32

demonstrating the relevance and usefulness to our company of such experience, qualifications, attributes, or skills at our particular stage of development.

Nominations should be submitted in the timeframe described in our bylaws and under the caption “Stockholder Proposals for our 2018 Annual Meeting” below.

Communications with the Board of Directors

All interested parties who wish to communicate with the Board of Directors or any of the non-management directors may do so by sending a letter to the Corporate Secretary, Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, and should specify the intended recipient or recipients. All such communications will be forwarded to the appropriate director or directors for review, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

In addition, you may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of our Corporate Secretary, at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122. All such envelopes will be delivered unopened to the Chair of the Audit Committee.

Director and Officer Stock Ownership Policy

The Board of Directors, acting on the recommendation of the Compensation Committee, has adopted stock ownership guidelines that are applicable to each of our non-employee directors, each of our executive officers who is subject to the restrictions of Section 16 of the Exchange Act, and each of our officers having a title of “Senior Vice President” or above. Each individual subject to the guidelines is expected to own and hold shares of our common stock having an aggregate value at least equal to:

Title	Multiple
Non-employee director	3x annual retainer
Chief Executive Officer	5x base salary
Executive Vice President	2x base salary
Senior Vice President	1x base salary
Section 16 officer, if not covered above	1x base salary

Under the ownership guidelines, each individual subject to the guidelines is required to achieve compliance with the applicable ownership levels set forth above within three years from the date such individual director or officer first became subject to the guidelines, either as a result of a new hire or promotion. As of the end of fiscal 2016, each individual subject to the guidelines was in compliance with applicable ownership levels.

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Unvested performance stock units (“PSUs”) and unvested stock options do not count towards satisfaction of the ownership guidelines.

During such time as a covered officer or director is not in compliance with his or her applicable ownership guidelines, such officer or director:

•	is required to retain an amount equal to 100% of the net shares of common stock received as a result of the vesting of restricted stock or restricted stock units (“net shares” are those shares that remain after shares are sold or netted to pay withholding taxes); and

•	may not establish a qualified trading plan (i.e., a Rule 10b5-1 trading program) or modify an existing qualified trading plan to increase the number of shares of our common stock to be sold under such plan (under our Insider Trading Policy our directors, executive officers, and each of our officers having a title of “Senior Vice President” or above may only sell shares of our common stock pursuant to a qualified trading plan).

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Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing management of the company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Directors who are members of our management team, such as Mr. Flatley and Mr. deSouza, receive no separate compensation for their services as directors.

Our director compensation is overseen by the Compensation Committee of our Board of Directors, which makes recommendations to the Board of Directors on the appropriate amount and structure of our programs in light of various factors, including then-current competitive practice.

2016 Compensation Review

For fiscal 2016 compensation purposes, the Compensation Committee retained an independent compensation consultant from Radford, an Aon Hewitt Company, as the Compensation Committee’s advisor, in order to provide guidance and recommendations on the Board’s non-employee director compensation program and to determine recommendations for policy changes. Radford conducted a comprehensive formal review and analysis of our non-employee director compensation and incentive programs relative to certain competitive benchmarks. This review included a benchmarking analysis of our non-employee director compensation philosophy and practices against prevailing market practices of identified peer group companies and broader industry trends. The analysis included review of the total direct compensation (inclusive of cash retainers and stock-based compensation) of our non-employee directors as compared with such market benchmarks. It involved an assessment of market trends covering available public information in addition to proprietary data provided by Radford.

For purposes of this benchmarking analysis, the Compensation Committee, in consultation with Radford, identified a list of 19 peer group companies from the Pharmaceutical, Biotech and Tools; Technology Hardware and Equipment; Semiconductor and Semiconductor Equipment; and Software and Software Services sectors to capture companies in a similar sector as well as the broader technical market. The criteria used in developing this list of peer companies included revenue growth, actual revenue (0.5x to 4x Illumina), market capitalization (0.5x to 4x Illumina), research and development expenses as a percent of revenue, and total shareholder return. The Compensation Committee also considered criteria applied by corporate governance groups. In October 2015, when the Compensation Committee reviewed peer benchmarking data in preparation for the adoption of a compensation peer group for fiscal 2016, Illumina was positioned at the 34th percentile for revenue and the 64th percentile for market capitalization.

Illumina, Inc. 2017 Proxy Statement  •  35

The following companies made up the director compensation peer group for fiscal 2016:

Alexion Pharmaceuticals, Inc.	Intuitive Surgical, Inc.	salesforce.com, inc.
Biogen Inc.	Jazz Pharmaceuticals plc	Thermo Fisher Scientific Inc.
C. R. Bard, Inc.	Juniper Networks, Inc.	Varian Medical Systems, Inc.
Celgene Corporation	QIAGEN N.V.	VMware, Inc.
The Cooper Companies, Inc.	Regeneron Pharmaceuticals, Inc.	Waters Corporation
Edwards Lifesciences Corporation	ResMed Inc.	Workday, Inc.
IDEXX Laboratories, Inc.

Use of Benchmarking Data in Setting Compensation

The Compensation Committee reviews director compensation practices and program design at peer group companies to inform its decision-making process so that it can set total compensation levels that it believes are commensurate with the company’s scope and performance. However, the Compensation Committee believes that market data is only one factor in setting compensation. Director compensation determinations are the result of many factors, including the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, as well as input from, and peer group data provided by, the Compensation Committee’s independent compensation consultant. No one factor is intended to be dispositive in setting compensation.

The consultant to the Compensation Committee gathers market data from the approved peer group and examines a range of pay at the 25th, 50th, and 75th percentiles, and reviews with the Compensation Committee on an annual basis the total direct compensation and each pay element comprising total direct compensation. This provides the Compensation Committee an understanding of the distribution of compensation in the market for directors of peer group companies. The Compensation Committee has set the director total direct compensation target above the 50th percentile as a reflection of the performance and goals of the Company, and in an effort to attract the most qualified directors to serve on the Board.

The largest component of total direct compensation, approximately 85%, is delivered through equity-based awards. This represents a larger percentage of total direct compensation than that of our peer group and serves to retain our directors and align their interests with those of our stockholders. Our equity ownership guidelines also serve to align the compensation of our directors with an emphasis on long-term decision making and company performance.

Cash Compensation

Annual Retainer

During fiscal 2016, each of our non-employee directors was eligible to receive an annual cash retainer of $55,000 and the Lead Independent Director was eligible to receive an additional $27,500. In addition, in October 2016, the Board appointed Dr. Epstein to serve as the Board’s observer, and an advisor to, the board of directors of GRAIL, Inc., for which he would be compensated $40,000 per year. Dr. Epstein’s service as the Board’s observer of, and an advisor to, GRAIL’s board of directors ended on March 1, 2017.

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Committee Fees

In addition, during fiscal 2016 each of our non-employee directors serving on one or more Board committees was eligible to receive the applicable fees set forth below.

	Fiscal 2016 Board Committee Fees ($)
	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Chairperson	25,000	25,000	15,000
Member	15,000	15,000	10,000

Stock in Lieu of Cash Compensation

Non-employee directors may elect to receive shares of our common stock in lieu of all, but not less than all, cash retainers and Board committee fees otherwise payable by the company to such director in a given calendar year. Shares issued to an eligible director electing to receive cash compensation in the form of shares will not be subject to vesting or forfeiture restrictions and will be issued on a quarterly basis. The number of shares issued to an eligible director electing to receive shares in lieu of cash will equal the amount of cash compensation otherwise payable by the company to such director for the immediately preceding calendar quarter, divided by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter). No fractional shares will be issued, and in lieu of fractional shares, the company will pay to such electing director an amount of cash equal to any such fractional share multiplied by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter).

Equity Compensation

Annual Awards

In connection with our annual meeting of stockholders, each of our non-employee directors is eligible to receive a restricted stock unit (RSU) award having an award value of $400,000 (as determined based on the fair market value of the company’s common stock on the date of grant), which award is to be made automatically on the date of such annual meeting of stockholders. If $400,000 is not wholly divisible by the fair market value of the company’s common stock on the date of grant, then each non-employee director will receive the smallest whole number of shares with a total value above $400,000 as of such date (and no fractional shares will be issued in connection with such RSU award). Such annual RSU awards will vest on the earlier of the first anniversary of the grant date or the day prior to the annual meeting of stockholders immediately following the annual meeting at which the award is granted, in both cases subject to continued service as a board member through the vesting date

Accordingly, in connection with our 2016 annual meeting of stockholders, on May 18, 2016, each of our non-employee directors who were serving at the time of the 2016 annual meeting received an award of 2,853 RSUs (having an award value of $400,076 based on the closing price of our common

Illumina, Inc. 2017 Proxy Statement  •  37

stock on May 18, 2016, of $140.23). The RSUs will vest on the earlier of (i) the one year anniversary of the grant date of the award and (ii) the date immediately preceding the date of the 2017 annual meeting of stockholders.

Awards Upon First Joining the Board of Directors

Through January 28, 2016, each non-employee director upon first joining the Board, whether through election by our stockholders or appointment by our Board to fill a vacancy, was eligible to receive a one-time RSU award having an award value of $1,070,000 (as determined based on the fair market value of the company’s common stock on the date of grant). After January 28, 2016, each non-employee director upon first joining the Board, whether through election by our stockholders or appointment by our Board to fill a vacancy, was eligible to receive a one-time RSU award having a value of two times the annual RSU award (currently $800,000 based on an annual award value of $400,000), as determined based on the fair market value of the company’s common stock on the date of grant. If $800,000 is not wholly divisible by the fair market value of the company’s common stock on the date of grant, then each non-employee director will receive the smallest whole number of shares with a total value above $800,000 as of such date (and no fractional shares will be issued in connection with such RSU award). Initial RSU awards vest over a four-year period, with 25% of the RSU vesting on each of the first four anniversaries of the grant. An employee director who ceases to be an employee but remains a director will not receive this initial RSU award.

Additional Benefits

Directors who receive RSUs are given the opportunity, at the time they execute award agreements providing for the RSU grant, to elect to receive, at the time the RSU vests, a portion of the award in cash rather than in shares.

In addition to the cash and equity compensation described above, we reimburse our non-employee directors for their expenses incurred in connection with attending Board and committee meetings.

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Non-Employee Director Compensation

The following table summarizes the total compensation paid by the company to our non-employee directors for fiscal 2016.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William H. Rastetter(5)	8,769	—	—	—	—	—	8,769
A. Blaine Bowman	114,490	400,076	—	—	—	—	514,566
Frances Arnold(6)	60,597	1,470,099					1,530,696
Daniel M. Bradbury(7)	85,000	400,076	—	—	—	—	485,076
Karin Eastham	90,000	400,076	—	—	—	—	490,076
Robert S. Epstein	95,827	400,076	—	—	—	—	495,903
Jeffrey T. Huber(8)	5,288	—	—	—	—	—	5,288
Philip W. Schiller(9)	23,692	800,055	—	—	—	—	823,747
David R. Walt(10)	29,572	—	—	—	—	—	29,572
Roy A. Whitfield(11)	89,989	400,076	—	—	—	—	490,065

(1)	Mr. Flatley, our Executive Chairman, and Mr. deSouza, our President and Chief Executive Officer, are not included in this table as both are employees and receive no additional compensation for service as a director. The compensation received by Messrs. Flatley and deSouza as employees is shown in the Summary Compensation Table on page 62.
(2)	Includes the following number of shares received in lieu of cash payments: (a) 55 shares to Dr. Rastetter and (b) 33 shares to Mr. Huber.
(3)	This reflects the grant date fair value of awards granted during fiscal 2016.
(4)	Each of the then-serving directors received an award of 2,853 RSUs on May 18, 2016 (the date of our 2016 annual meeting of stockholders), with a per share value of $140.23 (the closing price of our common stock on NASDAQ on May 18, 2016).
(5)	Dr. Rastetter retired from the Board effective as of January 28, 2016.
(6)	Dr. Arnold was appointed to the Board of Directors on January 27, 2016. In connection with her appointment, Dr. Arnold received an award of 6,588 RSUs on January 27, 2016, with a per share value of $162.42 (the closing price of our common stock on NASDAQ on January 27, 2016).
(7)	Mr. Bradbury will retire from the Board effective immediately before this year’s annual meeting.
(8)	Mr. Huber retired from the Board effective as of February 7, 2016.
(9)	Mr. Schiller was appointed to the Board of Directors on July 27, 2016. In connection with his appointment, Mr. Schiller received an award of 4,931 RSUs on July 27, 2016, with a per share value of $162.25 (the closing price of our common stock on NASDAQ on July 27, 2016).
(10)	Dr. Walt retired from the Board effective as of May 18, 2016.
(11)	Mr. Whitfield will retire from the Board effective immediately before this year’s annual meeting.

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The following table shows the total number of unvested RSUs and total stock options held by each of our non-employee directors as of January 1, 2017:

Name	Unvested RSUs Outstanding	Vested Stock Options Outstanding	Unvested Stock Options Outstanding
William H. Rastetter(1)	—	42,700	—
A. Blaine Bowman	2,853	32,700	—
Frances Arnold	9,441	—	—
Daniel M. Bradbury(2)	2,853	4,600	—
Karin Eastham	2,853	18,400	—
Robert S. Epstein	2,853	23,600	—
Jeffrey T. Huber(3)	—	—	—
Philip W. Schiller	4,931	—	—
David R. Walt(4)	—	92,700	—
Roy A. Whitfield(5)	2,853	32,700	—

(1)	Dr. Rastetter retired from the board effective as of January 28, 2016.
(2)	Mr. Bradbury will retire from the Board effective immediately before this year’s annual meeting.
(3)	Mr. Huber retired from the Board effective as of February 7, 2016.
(4)	Dr. Walt retired from the Board effective as of May 18, 2016.
(5)	Mr. Whitfield will retire from the Board effective immediately before this year’s annual meeting.

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Stock Ownership and Section 16 Compliance

The following table sets forth the number of shares of our common stock beneficially owned by each of our directors and director nominees and each executive officer named in the Summary Compensation Table (the “named executive officers”), and by all of our directors, director nominees, and executive officers as a group.

The information set forth below is as of March 17, 2017, and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below is c/o Illumina, Inc., 5200 Illumina Way, San Diego, California 92122.

Name	Common Stock Beneficially Owned (Excluding Stock Options)(1)	Stock Options Exercisable Within 60 Days of March 17, 2016(2)	Total Common Stock Beneficially Owned(1)(2)	Percent of Common Stock(3)
Francis A. deSouza	55,500	—	55,500	*
Jay T. Flatley(4)	471,282	280,000	751,282	*
Marc A. Stapley	34,084	46,297	80,381	*
Omead Ostadan	19,181	3,540	22,721	*
Mostafa Ronaghi	57,999	152,000	209,999	*
Charles E. Dadswell	8,706	—	8,706	*
A. Blaine Bowman	13,719	23,700	37,419	*
Frances Arnold	1,847	—	1,847	*
Daniel M. Bradbury	13,612	3,400	17,012	*
Caroline D. Dorsa	—	—	—	—
Karin Eastham	9,271	18,400	27,671	*
Robert S. Epstein	4,071	23,600	27,671	*
Philip W. Schiller	—	—	—	—
Roy A. Whitfield	11,848	32,700	44,548	*
All directors, director nominees, and executive officers as a group (16 persons, including those directors and executive officers named above)	701,120	583,637	1,284,757	*

*	Represents beneficial ownership of less than one percent (1%) of the issued and outstanding shares of common stock.
(1)	Includes shares of stock beneficially owned as of March 17, 2017. Also includes restricted stock units, or RSUs, vesting within 60 days of March 17, 2017. An RSU represents a conditional right to receive one share of our common stock at a specified future date.
(2)	Includes stock options that are exercisable as of March 17, 2017, and stock options that vest, or become exercisable, within 60 days of March 17, 2017.
(3)	Percentage ownership is based on 145,987,497 shares of common shares of common stock outstanding on March 17, 2017.
(4)	Includes 6,000 shares owned by Mr. Flatley’s minor children.

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As of March 17, 2017, the following are the only persons known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock(1)
Baillie Gifford & Co.(2) Calton Square, 1 Greenside Row Edinburgh EH1 3AN Scotland UK	18,766,712	12.9%
Capital Research Global Investors(3) 333 South Hope Street, 55th floor Los Angeles, CA 90071	13,848,732	9.5%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10022	10,628,202	7.3%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	9,363,463	6.4%
The Growth Fund of America(6) 6455 Irvine Center Drive Irvine, CA 92618	8,284,457	5.7%

(1)	Percentage ownership is based on 145,987,497 shares of common shares of common stock outstanding on March 17, 2017.
(2)	This information is based on a Schedule 13G/A filed with the SEC on January 27, 2017. Baillie Gifford & Co. reports that it has sole voting power with respect to 10,082,466 shares and sole dispositive power with respect to 18,766,712 shares.
(3)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2017. Capital Research Global Investors reports that it has sole voting and sole dispositive power with respect to 13,848,732 shares.
(4)	This information is based on a Schedule 13G/A filed with the SEC on January 25, 2017. BlackRock, Inc. reports that it has sole voting power with respect to 9,436,535 shares and sole dispositive power with respect to 10,628,202 shares.
(5)	This information is based on a Schedule 13G/A filed with the SEC on February 10, 2017. The Vanguard Group reports that it has sole voting power with respect to 228,930 shares, shared voting power with respect to 25,750 shares, sole dispositive power with respect to 9,110,941 shares, and shared dispositive power with respect to 252,522 shares.
(6)	This information is based on a Schedule 13G filed with the SEC on February 14, 2017. The Growth Fund of America, Inc. reports that it does not have sole or shared voting or dispositive power with respect to any of the shares. We understand that The Growth Fund of America, Inc. is an investment company and is advised by Capital Research and Management Company. Capital Research and Management Company manages equity assets for various investment companies through two divisions, Capital Research Global Investors and Capital World Investors. Accordingly, these shares may also be reflected in the Schedule 13G/A filed with the SEC on February 13, 2017 by Capital Research Global Investors referenced in note (3) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of the our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To the our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2016 each of our executive officers, directors, and greater than 10% beneficial owners were in compliance with applicable Section 16(a) filing requirements.

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Executive Officers

The following table sets forth the names, ages, positions, and business experience during the past five years of our executive officers as of March 17, 2017:

Name	Age	Position	Year Joined Illumina	Recent Business Experience
Francis A. deSouza	46	President and CEO	2013

2016 – present: present position

2013 – 2016: President

2011 – 2013: Group President, Enterprise Products

                       and Services for Symantec Corporation

2009 – 2011: Senior Vice President, Enterprise

                       Security Group at Symantec Corporation

Charles E. Dadswell	57	Senior Vice President, General Counsel & Secretary	2013	2013 – present: present position 2011 – 2013: Vice President, General Counsel for North and Latin America, and corporate director of global intellectual property at bioMerieux
Garett Hampton, Ph.D.	51	Executive Vice President, Clinical Genomics	2017

2017 – present: present position

2014 – 2016: VP and Global Head, Oncology

                       Biomarker Development and

                       Companion Diagnostics at Genentech

2009 – 2014: Senior Director, Oncology Biomarker

                       Development and Companion

                       Diagnostics at Genentech

Omead Ostadan	44	Executive Vice President, Operations, Products and Strategy	2007	2015 – present: present position 2015 – 2015: Senior Vice President, Operations and Development 2011 – 2015: Senior Vice President, Product Development
Mostafa Ronaghi, Ph.D.	47	Senior Vice President & Chief Technology Officer	2008	2008 – present: present position
Sam A. Samad	47	Senior Vice President, Chief Financial Officer	2017	2017 – present: present position 2012 – 2016: Senior Vice President & Corporate Treasurer at Cardinal Health 2009 – 2012: Senior Vice President & CFO, Pharmaceutical Segment at Cardinal Health
Marc A. Stapley	46	Executive Vice President, Chief Administrative Officer	2012	2017 – present: present position 2015 – 2017: Executive Vice President, CAO and CFO 2012 – 2015: Senior Vice President & CFO 2009 – 2012: Senior Vice President, Finance at Pfizer, Inc.

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Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors determines the compensation for our executive officers. The Compensation Committee considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation. Compensation programs, and the compensation components, for the CEO are, additionally, subject to approval by the Board of Directors. The Compensation Committee also consults with management and Illumina’s employee compensation and benefits group regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans.

This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to Illumina’s “named executive officers,” who are:

•	all individuals serving as the company’s principal executive officer during fiscal 2016;

•	all individuals serving as the company’s principal financial officer during fiscal 2016; and

•	the company’s three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of fiscal 2016.

For fiscal 2016, our named executive officers were:

Named Executive Officer	Position
Francis A. deSouza	President & CEO
Jay T. Flatley	Former CEO and current Executive Chairman
Marc A. Stapley	Executive Vice President, Chief Administrative Officer & CFO(1)
Omead Ostadan	Executive Vice President, Operations, Products & Strategy
Mostafa Ronaghi	Senior Vice President & Chief Technology Officer
Charles Dadswell	Senior Vice President & General Counsel

(1)	Mr. Stapley was replaced as CFO in January 2017.

Recent “Say-on-Pay” Vote

In May 2016, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. We received favorable consideration, with over 98% of stockholder votes cast approving the proposal. As a result, the Compensation Committee decided to retain our general approach in the 2016 fiscal year. The Compensation Committee will consider the outcome of the annual say-on-pay votes when making future compensation decisions.

Compensation Philosophy and Objectives

Our executive compensation and benefit programs aim to encourage our executive officers to continually pursue strategic opportunities, while effectively managing our day-to-day operations. Specifically, we have created a compensation package that combines short- and long-term components (cash and equity, respectively) at the levels we believe are most appropriate to motivate

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and reward our executive officers. The Compensation Committee and our management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases.

Our executive compensation program is designed to achieve four primary objectives:

•	attract, retain, and reward executives who contribute to our success;

•	provide economic incentives for executives to achieve business objectives by linking executive compensation with our overall performance;

•	strengthen the relationship between executive pay and stockholder value through the use of long-term compensation; and

•	reward individuals for their specific contributions to our success.

Use of Market Data and Benchmarking

We strive to set executive compensation at competitive levels. This involves, among other things, establishing compensation levels that are generally consistent with levels at other companies with which we compete for talent.

For fiscal 2016 compensation purposes, the Compensation Committee retained an independent compensation consultant from Radford as the Compensation Committee’s advisor reporting directly to the Chair of the Compensation Committee. As noted above in the “Director Compensation” section, the Compensation Committee concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee. With respect to fiscal 2016 compensation, the Compensation Committee directed Radford to conduct a comprehensive formal review and analysis of our executive compensation and incentive programs relative to competitive benchmarks. This review consisted of a benchmarking analysis of our executive compensation philosophy and practices against prevailing market practices of identified peer group companies and broader industry trends. The analysis included the review of the total direct compensation (inclusive of salary, cash incentives, and equity awards) of our executive officers. It was based on an assessment of market trends covering available public information in addition to proprietary data provided by Radford.

As our product and industry roadmap evolves and diversifies, we compete increasingly with technology sector companies for talent with experience in integrating biology, chemistry, fluidics, and material sciences with hardware and software. This trend led the Compensation Committee to consider broadening the company’s peer group to include companies whose talent reflects the next generation of leaders required to support the transformation, at the clinician level, in genomics cloud computing and analysis of real-time data. Also, in light of our market capitalization, growth rate, and evolving business characteristics, in fiscal 2015 the Compensation Committee asked Radford to conduct an analysis to inform the Committee’s consideration of including relevant, high-growth companies as input for the compensation peer group for fiscal 2015. The peer group that was ultimately selected for fiscal 2015 has largely carried forward to fiscal 2016.

The criteria used in the fiscal 2016 review included taking a broad industry view as well as emphasizing revenue growth, actual revenue (0.5x to 4x Illumina) and market capitalization (0.5x to

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4x Illumina), research and development expenses as a percent of revenue, and total shareholder return. The Compensation Committee also considered criteria applied by corporate governance groups. Radford compiled relevant companies from the Pharmaceutical, Biotech and Tools; Technology Hardware and Equipment; Semiconductor and Semiconductor Equipment; and Software and Software Services sectors to capture companies in a similar sector as well as the broader technical market. Many of the peer group companies are located in geographic areas in which we compete for talent, which includes high cost-of-labor areas and therefore impacts rates of pay. In October 2015, when the Compensation Committee reviewed peer benchmarking data to assist in determining executive compensation for fiscal 2016, Illumina was positioned at the 34th percentile for revenue and the 64th percentile for market capitalization.

The Compensation Committee reviews compensation practices and program design at peer group companies to inform its decision-making process so it can set total compensation levels that it believes are commensurate with the company’s scope and performance. For fiscal 2016, the Compensation Committee determined not to target specific percentiles within a peer group in connection with executive compensation decisions. The Compensation Committee believes that market data is one factor, and its executive compensation determinations are the result of many factors, including an executive’s historical performance, future criticality, retention objectives, the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, as well as input from, and peer group data provided by, the Compensation Committee’s independent compensation consultant.

The Compensation Committee reviews on an annual basis each pay element, and total direct compensation, as compared to compensation market data between the 25th and 75th percentile compiled by the independent compensation consultant. This provides the Compensation Committee with an understanding of the distribution of pay in the market assuming similar levels of experience, as well as individual and company performance.

The largest component of total direct compensation is delivered through equity-based awards, which, at greater than 70%, represents a larger percentage of total direct compensation than that of the average of our peer group and serves to retain our executives and align their interests with those of our stockholders such that higher compensation is realized only for exceptional performance. For fiscal 2016, the Compensation Committee reviewed the information prepared by management from the Radford assessment, reviewed each component of an executive’s compensation for fiscal 2016 and prior years, and considered an executive’s contribution to the achievement of our strategic goals and objectives, the executive’s overall compensation, and other factors to determine the appropriate level and mix of compensation. An executive’s compensation is not determined by formula but, instead, in comparison to the market and within Illumina to positions with similar responsibility and impact on operations.

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Fiscal 2016 Compensation Peer Group

The compensation peer group for fiscal 2016 is the same as that used in connection with the Compensation Committee’s review of director compensation, and includes the following companies:

Alexion Pharmaceuticals, Inc.	Intuitive Surgical, Inc.	salesforce.com, inc.
Biogen Inc.	Jazz Pharmaceuticals plc	Thermo Fisher Scientific Inc.
C. R. Bard, Inc.	Juniper Networks, Inc.(a)	Varian Medical Systems, Inc.
Celgene Corporation	QIAGEN N.V.	VMware, Inc.
The Cooper Companies, Inc.	Regeneron Pharmaceuticals, Inc.	Waters Corporation
Edwards Lifesciences Corporation	ResMed Inc.	Workday, Inc.
IDEXX Laboratories, Inc.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning, and meets the requirements, of Rule 16b-3 of the Exchange Act and the rules of The NASDAQ Global Select Market. The Compensation Committee functions under a written charter, which was adopted by the Board of Directors. The charter is reviewed annually and updated as appropriate. A copy of the charter is available on our website at www.illumina.com under “Committee Composition.”

The Compensation Committee meets as often as it considers necessary to perform its duties and responsibilities. The Compensation Committee held seven meetings during fiscal 2016, and it has held one meeting so far in 2017 to review and finalize compensation elements related to fiscal 2016. The Chairperson works with the CEO and the Executive Vice President and Chief Administrative Officer to establish the meeting agenda in advance of each meeting. The Compensation Committee typically meets with the CEO, CFO, General Counsel, key leaders of our human resources department, our external counsel, and, on occasion, with an independent compensation consultant retained by the Compensation Committee. When appropriate, such as when the Compensation Committee is discussing or evaluating compensation for the CEO, the Compensation Committee meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that the independent compensation consultant and management believe will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested, including benchmark information, historical compensation data, performance metrics and criteria, the Board of Directors’ assessment of our performance against our goals, and the CEO’s assessment of each executive’s performance against pre-determined, individual objectives.

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Components and Analysis of Fiscal 2016 Executive Compensation

The Compensation Committee evaluates each component of our executive compensation program, but its primary goal is to ensure that total direct compensation aligns with market trends and is commensurate with the Company’s near- and long-term performance. For fiscal 2016, the principal elements of our executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Objective	Designed to Reward	Key Features

Base Salary	To provide a competitive, fixed level of cash compensation for the executive officers	Experience, expertise, knowledge of the industry, duties, scope of responsibility, and sustained (and expected) performance	Adjustments are based on an individual’s current (and expected) future performance, base salary relative to our compensation peer group, and internal equity

Performance-Based Cash Compensation	To encourage and reward executive officers’ contributions in achieving strong financial and operational results by meeting or exceeding established goals	Success in achieving annual results	Annual performance-based cash compensation is based on a formula that includes achievement of corporate revenue and operating income goals and achievement of individual performance goals

Long-Term Equity Compensation	To retain executive officers and to align their interests with those of our stockholders in order to increase overall stockholder value	Success in achieving long-term results

Grants typically consist of both restricted stock units (RSUs) and performance stock units (PSUs)

RSUs typically vest over a four-year period, with 25% of the RSU vesting annually, which helps with our talent retention goals

PSUs vest at the end of a three-year performance period based on the achievement of pre-determined earnings per share targets at the end of the three-year period, which helps with our long-term stockholder value goals

Given our rapid growth and continued high growth profile, a majority of our executive officers’ compensation has been delivered, and is expected to be delivered, through long-term equity awards, with PSUs representing 75% of the total value of annual long-term equity awards granted for fiscal 2016 (as determined on the grant date)

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Compensation Mix

The following charts show the mix of base salary, long-term equity compensation and all other compensation for our CEO, Mr. deSouza, and our other named executive officers (NEOs), other than Mr. Flatley, for fiscal 2016:

CEO Fiscal 2016 Total Direct Compensation	Other NEO Fiscal 2016 Total Direct Compensation

The following charts show the mix of non-performance-based equity compensation (RSUs) and performance-based equity compensation (PSUs) for our CEO, Mr. deSouza, and our other NEOs, other than Mr. Flatley, for fiscal 2016:

CEO Fiscal 2016 Equity Compensation Breakdown	Other NEO Fiscal 2016 Equity Compensation Breakdown

Base Salary

Base salary is the primary fixed component of our executive compensation program. In general, executive officers with the highest level of responsibility have a lower percentage of their compensation fixed as base salary and a higher percentage of their compensation at-risk, being tied to performance. Base salary represented a relatively small percentage of total compensation for the named executive officers (approximately 16% in 2016).

Salary levels are considered as part of our annual executive performance review process, as well as upon promotion or other material change in job responsibility. Our CEO makes recommendations to the Compensation Committee for base salary changes for executive officers (excluding himself) based on performance and current pay relative to market practices for executive officers, other than

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Base Salary Long-Term Equity All Other Compensation Non-Performance Based Performance Based

himself. The Compensation Committee reviews these recommendations, makes any adjustments it considers necessary, and approves salary changes. The Compensation Committee recommends to the Board of Directors the base salary for our CEO based on performance and his current pay relative to other chief executives in our peer group. The Compensation Committee believes that increases to base salary should reflect the executive’s performance for the preceding year and take into account our CEO’s pay level relative to similar positions at companies in our peer group. Base salary increases also reflect anticipated future contributions of the executive. In connection with Mr. Flatley’s transition in fiscal 2016 from his former role as CEO to his current role as Executive Chairman, the Compensation Committee recommended compensation adjustments to the Board of Directors for approval.

Fiscal 2016 Base Salaries

Named Executive Officer	Position	2015 Base Salary ($)	2016 Base Salary ($)	% Increase (decrease)
Francis A. deSouza	President and CEO	750,000	825,000	10%
Jay T. Flatley	Executive Chairman	1,000,000	500,000	(50%)
Marc A. Stapley	Executive Vice President, Chief Administrative Officer	500,000	540,000	8%
Omead Ostadan	Executive Vice President, Operations, Products and Strategy	540,000	540,000	—
Mostafa Ronaghi	Senior Vice President & Chief Technology Officer	400,000	450,000	13%
Charles E. Dadswell	Senior Vice President, General Counsel & Secretary	379,000	410,000	8%

The increase in Mr. deSouza’s salary reflects the increase in his responsibilities attendant to his promotion to President & CEO in July 2016. The decrease in Mr. Flatley’s salary reflects his transition from the CEO role to the role of Executive Chairman in July 2016. The increase in the salaries of Mr. Stapley, Dr. Ronaghi, and Mr. Dadswell reflects the positioning of each of their compensation relative to market conditions.

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Performance-Based Cash Compensation

Overview

In the first quarter of 2016, the Compensation Committee approved a performance-based cash compensation funding mechanism for executive officers that operates under the terms of the Illumina, Inc. 2015 Stock and Incentive Plan, approved by stockholders in May 2015, pursuant to which the Compensation Committee sets pre-established financial performance goals at the beginning of the fiscal year. The Compensation Committee then determines whether a cash incentive opportunity has been earned based on achievement of the pre-established performance goals following the filing of the applicable annual report on Form 10-K. This funding mechanism is intended to qualify cash incentive payments as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986; however, the company makes no assurances regarding final determinations under Section 162(m).

Our executive officer cash incentive program is an “at-risk” compensation program and is designed to foster a performance-oriented culture, where individual performance is aligned with corporate financial objectives. Any executive officer hired during the fiscal year on or prior to October 1 is eligible to participate for that fiscal year. Any cash incentive compensation received by such executive is prorated based on the amount of time the executive officer served during the fiscal year.

To formulate a recommendation for actual payout under the executive officer cash incentive program, the Compensation Committee considers pre-approved target amounts based on each executive officer’s base salary and achievement of two separate financial performance goals that align with our non-executive officer bonus program (the “variable compensation program”).

For fiscal 2016, the following weighting (as a % of the target cash incentive amount) was used for our executive officer cash incentive program and variable compensation program:

•     65% based on the achievement of pre-determined corporate revenue objectives (the “revenue target”); and

•     35% based on the achievement of pre-determined corporate operating income objectives (the “non-GAAP operating income target”).

At the end of the performance period, any negative discretion applied to each executive officer’s final cash incentive payout would be based on the executive officer’s contribution and personal performance, including achievement against goals and overall business impact.

For fiscal year 2016, the Compensation Committee set a minimum performance goal to fund the cash incentive program for executive officers of at least $837,000,000 in non-GAAP operating income. In parallel, the Compensation Committee approved a revenue target of at least $2,450,000,000 and a non-GAAP operating income target of at least $837,000,000 for our variable compensation program, which is the non-executive bonus program for eligible employees. The initial payout recommendations for the executive officer cash incentive program are based on how well the company performed against

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the revenue target and the non-GAAP operating income target of the variable compensation program. However, in no event would the actual payout recommendations exceed the maximum funded amounts as determined under the executive officer funding mechanism. Although the Compensation Committee determined that the pre-established financial performance goal of non-GAAP operating income for fiscal 2016 under the executive officer cash incentive program had been achieved, it also concluded that the revenue target under the variable compensation program had not been achieved. As no payout would be made under the variable compensation program to non-executive officers, the Compensation Committee exercised negative discretion and chose not to award any performance-based cash compensation payments to NEOs for fiscal 2016 under the executive officer cash incentive program.

Target Amounts

For fiscal 2016, the Compensation Committee established target cash incentive amounts under the executive officer cash incentive program, calculated as a percentage of each executive officer’s base salary.

Named Executive Officer	2015 Target Incentive %	2016 Target Incentive %
Francis A. deSouza(1)	80%	100%
Jay T. Flatley	125%	125%
Marc A. Stapley	65%	65%
Omead Ostadan	65%	65%
Mostafa Ronaghi	55%	55%
Charles E. Dadswell	55%	55%

(1)	The increase in target incentive reflects Mr. deSouza’s assumption of duties as the Company’s CEO in July 2016.

Weighted Components

Under the variable compensation program, which the Compensation Committee considers as part of approving actual cash incentive payouts for executive officers, the Compensation Committee approves minimum, commit, and maximum levels for each of the revenue and operating income targets. The commit level represents a level of performance that the Compensation Committee and the Board of Directors believe is both attainable and practical based on a realistic estimate of our future financial performance. The maximum level is designed to motivate and reward realistically achievable superior performance. Payments of the applicable component of the annual cash incentive amounts to executive officers reflect the achievement of such objectives for the year. For fiscal 2016, because the applicable minimum objective levels were not met for both the revenue target and the non-GAAP operating income target, no executive officer cash incentive payouts were made.

At the beginning of each year, our CEO develops corporate objectives focused on financial performance and other critical corporate goals, such as new product introductions, market penetration, infrastructure investments, and consistency of operating results. The corporate objectives are based on our annual operating plan, which is approved by the Board of Directors. In addition, our CEO, together with each executive officer eligible to participate in the cash incentive program, develops a corresponding set of objectives to measure individual performance for the year. The Compensation Committee and the Board of Directors approve the corporate objectives and the individual objectives for our CEO.

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Shortly following completion of the fiscal year, the Compensation Committee and the Board of Directors assess our performance against the non-GAAP operating income goal for the executive officer cash incentive program funding mechanism, and the revenue and non-GAAP operating income targets under the variable compensation program, comparing the actual fiscal year results to the pre-determined minimum, commit, and maximum levels for each objective, and an overall percentage amount for the corporate financial objectives is calculated to form the basis of the cash incentive recommendation. The Compensation Committee (and the Board of Directors with respect to our CEO) also reviews the performance of each named executive officer against such officer’s individual objectives, and an overall percentage amount for the individual performance objectives is calculated. The Compensation Committee (and the Board of Directors with respect to the CEO) may exercise negative discretion to reduce the funded maximum amounts determined under the funding mechanism to comply with Section 162(m) of the Internal Revenue Code.

Revenue Target

For fiscal 2016, the actual cash incentive payout for each executive officer could have reflected a maximum of 150% of the revenue target under the non-executive variable compensation program based on the company’s performance against the following fiscal 2016 revenue objectives (with the cash incentive amount calculated as a linear ratio for points between the minimum, commit, and maximum revenue objective levels):

	Minimum	Commit	Maximum
Revenue Objective ($ in millions)	$2,450	$2,600	$2,750
% of Revenue Target Paid	50%	100%	150%

Operating Income Target

For fiscal 2016, the actual cash incentive payout for each executive officer could have reflected a maximum of 150% of the non-GAAP operating income target under the non-executive variable compensation program based on the company’s performance against the following fiscal 2016 non-GAAP operating income objectives (with the cash incentive amount calculated as a linear ratio for points between the minimum, commit, and maximum non-GAAP operating income objective levels):

	Minimum	Commit	Maximum
Operating Income Objective ($ in millions)(1)	$837	$922	$1,007
% of Operating Income Target Paid	50%	100%	150%

(1)	Non-GAAP operating income excludes the effect of certain items not deemed to represent core operating performance, such as stock-based compensation, acquired intangible asset amortization, merger and acquisition-related charges, and certain effects of consolidated non-wholly owned entities.

Example Calculation

We have included a hypothetical example to demonstrate the calculation on a general basis. For example, assume Executive A’s base salary for fiscal 2016 was $400,000 and that Executive A’s target cash incentive amount as a percentage of base salary was set at 55%. Executive A’s target cash incentive amount would be $220,000 (i.e., 55% x $400,000). Following determination of the foregoing amount, the Compensation Committee may use its discretion to decrease (below the maximum funding amounts approved by the Compensation Committee) the actual cash incentive payment

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based on the executive officer’s contribution and personal performance, including achievement against goals and overall business impact. Assuming that Executive A at least met all of his or her individual performance goals, Executive A’s actual cash incentive below the minimum and at the minimum, commit, and maximum financial objective levels would generally range from between $0 and $330,000 and would be determined as follows:

	Below Minimum ($)	At Minimum ($)	At Commit ($)	At or Greater than Maximum ($)
Revenue Target (65% x $220,000 = $143,000)	—	71,500	143,000	214,500
Operating Income Target (35% x $220,000 = $77,000)	—	38,500	77,000	115,500

Total	—	110,000	220,000	330,000

Performance-Based Cash Compensation Payments to NEOs

The Compensation Committee met during the first fiscal quarter of 2017 to review fiscal 2016 corporate and executive goal performance, make determinations for fiscal 2016 executive officer performance-based incentive cash compensation awards based on the performance reviews, and establish the fiscal 2017 executive officer cash incentive program as well as the 2017 non-executive officer variable compensation program.

Long-Term Equity Compensation

The Compensation Committee believes it is appropriate to align the interests of executive officers with those of stockholders. Accordingly, we award long-term incentives to reward performance and align executive officers with long-term stockholder interests by providing executives with an ownership stake in the company, encouraging sustained long-term performance, and providing an important retention element to their compensation program. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with a substantial economic interest in the long-term appreciation of our stock price through equity grants, which in fiscal 2016 were in the form of performance stock units (PSUs) and restricted stock units (RSUs).

Fiscal 2016 Long-Term Compensation	Type	PSUs and RSUs
	Vesting for RSUs	25% annually over four years
	Vesting for PSUs	Single vesting date on the last day of the third fiscal year following grant
	PSU Metrics	100% tied to pre-determined EPS targets Minimum vest: zero Target vest: 100% Maximum vest: 150%

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Performance Stock Units

The Compensation Committee places particular emphasis on performance-based long-term incentives through the use of PSUs that vest at the end of a three-year period based on the achievement of pre-determined earnings per share targets at the end of the three-year period.

The PSU awards are intended to be an ongoing part of our long-term equity incentive compensation program. It is anticipated that the Compensation Committee will grant new PSU awards each year, based on earnings per share targets (or other appropriate financial metric as determined by the Compensation Committee) established for a new three-year period commencing each year; however, the Compensation Committee is not obligated to grant PSUs or any other equity incentive award each year.

In keeping with our compensation philosophy to tie executive pay to stockholder value creation, executives realize full value from PSUs only to the extent that we achieve pre-determined earnings per share targets at the end of a three-year period. For instance, the number of shares issued will range from 0% to 150% of the number of shares specified in the PSU agreement based on performance relative to the earnings per share objectives approved by the Compensation Committee. If we fail to achieve the pre-determined earnings per share target at the end of the three-year period, then the number of shares issued will range from 0% to 100% of the award amount, depending on the actual earnings per share. If, however, we exceed the pre-determined earnings per share target at the end of the three-year period, the number of shares issued will range from 100% to 150% of the award amount, depending on the actual earnings per share.

Restricted Stock Units

Long-term equity compensation packages to executive officers include grants of time-based vesting RSUs. RSUs granted to executive officers for fiscal 2016 vest over a four-year period, with 25% of the RSU vesting annually. Vesting in all cases is subject to the individual’s continued service to us through the vesting date.

Like PSUs, RSUs also provide a long-term incentive for executive officers to remain with us; however, because RSUs do not have a performance component they provide some amount of value to recipients unless our stock price is zero. For fiscal 2016, we awarded 67% of our long-term equity grants (not including new hire inducement grants) to our named executive officers in the form of PSUs and 33% in the form of RSUs.

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Determination of Long-Term Equity Compensation

To determine the value for long-term incentives granted to an executive officer each year, we consider the following factors:

•      the proportion of long-term incentives relative to base pay;

•      the executive officer’s impact on company performance and ability to create value;

•      long-term business objectives;

•      awards made to executive officers in similar positions within our compensation peer group of companies;

•      the market demand for the executive officer’s particular skills and experience;

•      the amount granted to other executive officers in comparable positions at the company;

•      prior grants and the retention value of outstanding grants;

•      the executive officer’s demonstrated performance over the past few years; and

•      the executive officer’s leadership performance.

The new hire equity grant made to an executive officer upon first joining the company is based primarily on competitive conditions applicable to the executive officer’s specific position. The Compensation Committee also considers the number and type of equity awards made to executive officers in comparable positions, including the executive officer’s prior position. Subsequent equity grants to executive officers are generally considered and, if appropriate, awarded in connection with their annual performance review. Such subsequent grants serve to maintain a competitive position for us relative to new opportunities that may become available to our executive officers and to enhance the retention features of the program.

Fiscal 2016 Long-Term Equity Compensation

The following table presents the long-term equity compensation awarded to each named executive officer based on grant date fair value and as a multiple of base salary for fiscal 2016:

Named Executive Officer	PSUs (Grant Date Fair Value) ($)(1)	RSUs (Grant Date Fair Value) ($)(1)	Total ($)	Multiple of 2016 Base Salary
Francis A. deSouza(2)	5,625,063	1,875,114	7,500,177	9.1
Jay T. Flatley	—	2,000,029	2,000,029	4.0
Marc A. Stapley	1,725,115	575,038	2,300,153	4.3
Omead Ostadan	1,725,115	575,038	2,300,153	4.3
Mostafa Ronaghi(2)	2,250,093	750,116	3,000,209	6.7
Charles E. Dadswell	975,110	325,122	1,300,232	3.2

(1)	Reflects the grant date fair value of awards granted during 2016.
(2)	In addition to their annual grants, Mr. deSouza received a mid-year grant of PSUs and RSUs in connection with his assumption of duties as CEO, and Dr. Ronaghi received a mid-year grant of PSUs and RSUs reflective of his business criticality to the Company. See the “Grants of Plan-Based Awards Table” on page 63 for additional information.

Potential Payments upon a Termination or Change in Control

Our executive officers and other employees have built Illumina into the successful enterprise that it is today. We believe that the interests of stockholders will be best served if the interests of our

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executive officers are aligned with them, and providing change-in-control benefits may eliminate, or at least reduce, the reluctance of executive officers to pursue potential change-in-control transactions that may be in the best interests of stockholders. As such, we provide change-in-control severance benefits to our named executive officers that are subject to a double trigger (i.e., change in control and loss of employment). The change-in-control severance agreements automatically renew annually for additional one year periods unless a notice of non-extension is provided by either party. None of the named executive officers have an employment agreement with us.

For purposes of these benefits, in general, a change in control is deemed to occur in any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity;

•	a contested election of our directors as a result of which or in connection with which the persons who were directors before such election or our directors’ nominees cease to constitute a majority of the Board of Directors; or

•	any other event specified by the Board of Directors.

Under the change-in-control severance agreements, the executive would receive benefits if he or she were terminated within two years following the change in control either:

•	by the company other than for “cause,” which is defined in each change-in-control severance agreement to include repeated failure or refusal to materially perform his or her duties that existed immediately prior to the change in control, conviction of a felony or a crime of moral turpitude, or engagement in an act of malfeasance, fraud, or dishonesty that materially damages our business; or

•	by the executive on account of “good reason,” which is defined in each change-in-control severance agreement to include certain reductions in the executive’s annual base salary, cash incentive, position, title, responsibility, level of authority, or reporting relationships that existed immediately prior to the change in control, or a relocation, without the executive’s written consent, of the executive’s principal place of business by more than 35 miles from the executive’s principal place of business immediately prior to the change in control.

Pursuant to the change-in-control severance agreements, if a covered termination of the executive’s employment occurs in connection with a change in control, then the executive is generally entitled to the following benefits:

•	Each of Mr. deSouza and Mr. Flatley are entitled to a severance payment equal to twice the sum of his annual base salary plus the greater of (a) the executive’s then-current annual target cash incentive or other target incentive amount or (b) the annual cash incentive or other incentive paid or payable to the executive for the most recently completed fiscal year;

•	for each NEO, other than Mr. deSouza and Mr. Flatley, a severance payment equal to one year of the executive’s annual base salary plus the greater of (a) the executive’s then-current

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annual target cash incentive or other target incentive amount or (b) the annual cash incentive or other incentive paid or payable to the executive for the most recently completed fiscal year;

•	a lump sum payment of the executive’s earned but unpaid compensation, including any earned but unpaid cash incentive or other incentive payment from any completed fiscal year, and a pro rata portion of the executive’s annual target cash incentive or other target incentive amount for the fiscal year in which the termination occurs;

•	payments of the executive’s group health insurance coverage premiums under COBRA law, including coverage for the executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year; however, our obligation to pay such premiums ceases immediately upon the date the executive becomes covered under any other group health plan;

•	continuance of the executive’s indemnification rights and liability insurance for a maximum of one year following termination;

•	continuation of the executive’s perquisites to which the executive was entitled for a period of 12 months or, in the case each of Mr. deSouza and Mr. Flatley, 24 months;

•	automatic vesting of the executive’s unvested stock options and equity or equity-based awards; and

•	certain professional outplacement services consistent with the executive’s position for up to two years following termination.

The change-in-control severance agreements provide that each executive’s total change-in-control payment may be reduced in the event such payment is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such a reduction would provide a greater after-tax benefit for the executive. Additionally, change-in-control benefits are subject to limitations under the “golden parachute” provisions of Section 280G of the Internal Revenue Code. A full analysis of the financial impact of these limitations will be performed based on the facts and circumstances in the event a change in control were to occur.

Illumina, Inc. 2017 Proxy Statement  •  58

Based upon a hypothetical change in control date of December 30, 2016, the last trading day of fiscal 2016, the potential payments upon a termination following a change in control for our named executive officers would have been as follows:

Named Executive Officer	Multiplier for Base Salary and Cash Incentive	Nature of Benefit	Payment following Change in Control and Subsequent Loss of Employment (within 2 years)($)
Francis A. deSouza	2x	Salary Severance	1,650,000
		Cash Incentive Severance	1,604,752
		Earned Compensation(1)	15,865
		Equity Compensation Acceleration(2)	12,102,341
		Pension/NQDC(3)	798,405
		Perquisites/Benefits(4)	74,963
		Total Benefit	16,246,326
Jay T. Flatley	2x	Salary Severance	1,000,000
		Cash Incentive Severance	1,878,434
		Earned Compensation(1)	9,615
		Equity Compensation Acceleration(2)	11,960,216
		Pension/NQDC(3)	2,842,975
		Perquisites/Benefits(4)	74,963
		Total Benefit	17,766,203
Marc A. Stapley	1x	Salary Severance	540,000
		Cash Incentive Severance	351,000
		Earned Compensation(1)	10,385
		Equity Compensation Acceleration(2)	5,146,056
		Pension/NQDC(3)	—
		Perquisites/Benefits(4)	51,981
		Total Benefit	6,099,422
Omead Ostadan	1x	Salary Severance	540,000
		Cash Incentive Severance	351,000
		Earned Compensation(1)	10,385
		Equity Compensation Acceleration(2)	5,118,015
		Pension/NQDC(3)	2,407,533
		Perquisites/Benefits(4)	49,604
		Total Benefit	8,476,537
Mostafa Ronaghi	1x	Salary Severance	450,000
		Cash Incentive Severance	247,500
		Earned Compensation(1)	8,654
		Equity Compensation Acceleration(2)	4,647,340
		Pension/NQDC(3)	1,688,674
		Perquisites/Benefits(4)	51,874
		Total Benefit	7,094,042

Illumina, Inc. 2017 Proxy Statement  •  59

Named Executive Officer	Multiplier for Base Salary and Cash Incentive	Nature of Benefit	Payment following Change in Control and Subsequent Loss of Employment (within 2 years)($)
Charles E. Dadswell	1x	Salary Severance	410,000
		Cash Incentive Severance	225,500
		Earned Compensation(1)	7,885
		Equity Compensation Acceleration(2)	2,942,359
		Pension/NQDC(3)	—
		Perquisites/Benefits(4)	51,981
		Total Benefit	3,637,725
(1)	A lump sum payment of the executive’s earned but unpaid compensation.
(2)	The value of the RSUs and PSUs is based on the number of outstanding shares that would not ordinarily have vested by December 30, 2016, multiplied by $128.04 (the closing price of our common stock on December 30, 2016), with the number of shares issuable under each PSU award equal to 100% of the number of shares specified in the PSU agreement.
(3)	As described below, under the deferred compensation plan upon a separation from service within 24 months of a change in control, each named executive officer will be entitled to his or her retirement benefit or termination benefit in a lump sum payment equal to the unpaid balance of all of his or her accounts. All of the amounts for all of the named executive officers consist of the termination benefits.
(4)	Represents payment of (i) the executive’s group health insurance coverage premiums under COBRA law, including coverage for executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year (two years for Mr. deSouza and Mr. Flatley) and (ii) professional outplacement services for up to two years following termination ($14,500 per year for each executive officer).

Deferred Compensation Plan

Illumina’s Deferred Compensation Plan, effective December 1, 2007, provides key employees and directors with an opportunity to defer a portion of their salary, annual cash incentive, and other specified compensation. The NEOs participate in the Deferred Compensation Plan. The plan permits us to make discretionary contributions to the Deferred Compensation Plan on behalf of the participants. A participant is always fully vested in accounts under the plan attributable to a participant’s contributions and related earnings on such contributions. Upon a “change in control” (as defined in the plan) a participant will receive his or her “retirement benefit” or “termination benefit” (each as defined in the plan) in a lump sum payment equal to the unpaid balance of all of his or her accounts if a “separation from service” (as defined in the plan) occurs within 24 months following a change of control.

Other Benefits and Perquisites

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, other than the change-in-control severance benefits previously discussed. Our executive officers are eligible to participate in a company-sponsored executive health screening program in addition to being offered medical and other benefits that are generally available to other full-time employees, including dental, vision, and group term life insurance, AD&D premiums, a 401(k) plan, and an Employee Stock Purchase Plan. Our discretionary contributions to the 401(k) plan on behalf of each employee participating in the plan are set at up to 50% of the first 6% of the employee’s contributions to the plan, based on our meeting certain financial targets. Executive officers are treated in the same manner as all other eligible employees.

Illumina, Inc. 2017 Proxy Statement  •  60

All of our NEOs participated in our 401(k) plan during fiscal 2016 and received matching contributions.

No Hedging of Company Stock

Our directors and executive officers, including named executive officers, are prohibited from engaging in short sales or entering into any transaction with put or call options or any other derivative security on our common stock.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation payable in any tax year to the CEO and the other four most highly compensated executive officers. Section 162(m) stipulates that a publicly held company cannot deduct compensation to its top officers in excess of $1 million. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code does not count toward the $1 million limit. We believe that compensation paid under the executive incentive plans is generally fully deductible for federal income tax purposes with the exception of RSUs. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

Roy A. Whitfield (Chairperson)

A. Blaine Bowman

Robert S. Epstein, M.D.

Illumina, Inc. 2017 Proxy Statement  •  61

Executive Compensation

Summary Compensation Table

The following table provides information concerning the compensation of our NEOs for fiscal 2016 and, for those executive officers who were NEOs in the 2016 and 2015 proxy statements, for fiscal 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Francis A. deSouza	2016	799,558	7,500,177	—	109,098	8,408,833
President and CEO; Director	2015	748,462	4,000,279	556,200	97,070	5,402,011
	2014	689,231	4,800,210	784,000	100,079	6,373,520
Jay T. Flatley	2016	771,154	2,000,029	—	220,718	2,991,901
Executive Chairman	2015	995,693	7,000,261	1,158,750	62,903	9,217,607
	2014	859,192	12,733,556	1,204,000	59,688	14,856,436
Marc A. Stapley	2016	540,000	2,300,154	—	16,467	2,856,621
Executive Vice President, Chief	2015	501,039	2,300,101	401,275	11,079	3,213,494
Administrative Officer	2014	463,310	3,300,415	357,073	16,331	4,137,129
Omead Ostadan(4)	2016	528,486	2,300,154	—	11,462	2,840,102
Executive Vice President, Operations,
Products and Strategy
Mostafa Ronaghi(4)	2016	438,623	3,000,209	—	12,612	3,451,444
Senior Vice President, Clinical Genomics
Charles E. Dadswell(4)	2016	408,927	1,300,231	—	18,564	1,727,722
Senior Vice President, General Counsel & Secretary

(1)	This reflects the grant date fair value of awards granted.
(2)	Reflects performance-based cash incentives earned during fiscal 2015 and fiscal 2014 under Illumina’s executive officer cash incentive program, which were paid in the first fiscal quarters of 2016 and 2015, respectively. The cash incentive program is described in the Compensation Discussion and Analysis under the caption “Performance-Based Cash Compensation.”
(3)	These amounts represent company contributions to 401(k) plans, company-paid physical exams, compensation paid in lieu of paid time-off, long-term disability premiums, and, in the case of Dr. Ronaghi, a discretionary contribution to his deferred compensation plan. These amounts also include commuting expenses reimbursed to Mr. deSouza ($71,559) in 2016. In addition, these amounts also include costs covered by the company for Mr. deSouza ($20,929) and Mr. Flatley and his spouse ($37,312) in 2016 in connection with their participation in a sales incentive trip. In 2015 and 2014, $85,872 and $89,927, respectively, was reimbursed to Mr. deSouza for reimbursed commuting expenses. Sales incentive trip expenses in 2015 and 2014 were $42,865 and $40,495, respectively, for Mr. Flatley.
(4)	Mr. Ostadan, Dr. Ronaghi, and Mr. Dadswell became named executive officers in fiscal 2016.

Illumina, Inc. 2017 Proxy Statement  •  62

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Cash Incentive) ($ in thousands)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs): Number of Shares(2)			All Other Stock Awards: Number of Shares or Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award	Grant Date	Threshold	Target	Maximum	At Threshold	Target	Maximum
Francis A. deSouza	Cash	—	401	802	1,204	—	—	—	—	—
	PSU(5)	Jul. 5, 2016	—	—	—	4,057	8,113	12,170	—	1,125,030
	PSU(5)	Dec. 2, 2016	—	—	—	17,592	35,184	52,776	—	4,500,034
	RSU	Jul. 5, 2016	—	—	—	—	—	—	2,705	375,102
	RSU	Dec. 2, 2016	—	—	—	—	—	—	11,728	1,500,011
Jay T. Flatley	Cash	—	470	939	1,409	—	—	—	—	—
	RSU	Dec. 2, 2016	—	—	—	—	—	—	15,635	2,000,029
Marc A. Stapley	Cash	—	176	351	527	—	—	—	—	—
	PSU(5)	Dec. 2, 2016	—	—	—	6,744	13,488	20,232	—	1,725,115
	RSU	Dec. 2, 2016	—	—	—	—	—	—	4,496	575,038
Omead Ostadan	Cash	—	176	351	527	—	—	—	—	—
	PSU(5)	Dec. 2, 2016	—	—	—	6,744	13,488	20,232	—	1,725,115
	RSU	Dec. 2, 2016	—	—	—	—	—	—	4,496	575,038
Mostafa Ronaghi	Cash	—	124	248	371
	PSU(5)	Jul. 27, 2016	—	—	—	2,312	4,623	6,935	—	750,082
	PSU(5)	Dec. 2, 2016	—	—	—	5,864	11,728	17,592	—	1,500,011
	RSU	Jul. 27, 2016	—	—	—	—	—	—	1,541	250,027
	RSU	Dec. 2, 2016	—	—	—	—	—	—	3,910	500,089
Charles E. Dadswell	Cash	—	113	226	338	—	—	—	—	—
	PSU(5)	Dec. 2, 2016	—	—	—	3,812	7,624	11,436	—	975,110
	RSU	Dec. 2, 2016	—	—	—	—	—	—	2,542	325,122

(1)	Non-equity incentive plan awards consist of performance-based cash incentives that were eligible to be earned during fiscal 2016 under Illumina’s executive officer cash incentive program. Our performance-based cash compensation funding mechanism maximum is $3,000,000 for the CEO and $1,500,000 for the other named executive officers. No payouts were made under the executive officer cash incentive program for fiscal 2016.
(2)	Equity incentive plan awards consist of PSUs. The number of shares issuable will range from 0% to 150% of the shares approved in the award based on the company’s performance relative to pre-determined earnings per share targets at the end of the three-year performance period. No shares will be issued if the threshold earnings per share target is not met at the end of the three-year performance period. All PSU awards were granted from the 2015 Stock and Incentive Plan. Vesting is subject to the individual’s continued service to us through the vesting date.
(3)	Stock awards consist of RSUs. RSUs vest 25% per year on each of the first four anniversaries of the grant date. All RSU awards were granted from the 2015 Stock and Incentive Plan. Vesting is subject to the individual’s continued service to us through the vesting date.
(4)	This reflects the grant date fair value of awards granted during fiscal 2016.
(5)	PSUs will vest in their entirety on December 29, 2019, based on the achievement of pre-determined earnings per share targets for the fiscal year ending December 29, 2019.

Illumina, Inc. 2017 Proxy Statement  •  63

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Francis A. deSouza	—	—	—	—	—	70,469	9,022,850
	—	—	—	6,418 (3)	821,761	—	—
	—	—	—	17,633 (4)	2,257,729	—	—
Jay T. Flatley	—	—	—	—	—	56,535	7,238,741
	—	—	—	9,409 (3)	1,204,728	—	—
	—	—	—	27,466 (4)	3,516,746	—	—
	55,000	36.30	1/28/2020	—		—	—
	225,000	70.82	2/1/2021	—		—	—
Marc A. Stapley	—	—	—	—	—	29,497	3,776,796
	—	—	—	2,739 (3)	350,702	—	—
	—	—	—	7,955 (4)	1,018,558	—	—
	46,297	36.30	1/20/2022	—		—	—
Omead Ostadan	—	—	—	—	—	29,497	3,776,796
	—	—	—	2,520 (3)	322,661	—	—
	—	—	—	7,955 (4)	1,018,558	—	—
	3,540	37.04	1/27/2020	—		—	—
Mostafa Ronaghi	—	—	—	—	—	26,447	3,386,274
	—	—	—	3,827 (3)	490,009	—	—
	—	—	—	6,022 (4)	771,057	—	—
	30,000	44.38	8/4/2018	—	—	—	—
	20,500	28.45	1/28/2019	—	—	—	—
	47,500	37.04	1/27/2020	—	—	—	—
	54,000	69.34	1/31/2021	—	—	—	—
Charles E. Dadswell	—	—	—	—	—	15,701	2,010,356
	—	—	—	3,047 (3)	390,138	—	—
	—	—	—	4,232 (4)	541,865	—	—

(1)	Market value of stock awards was determined by multiplying the number of unvested shares by $128.04, which was the closing market price of our common stock on The NASDAQ Global Select Market on December 30, 2016, the last trading day of fiscal 2016.
(2)	These stock awards consist of PSUs. PSUs vest at the end of a three-year performance period and the number of shares issuable will range from 0% to 150% of the shares approved in the award based on the company’s performance relative to pre-determined earnings per share targets at the end of the three-year performance period.
(3)	These stock awards consist of RSUs that vest 25% on each anniversary of the grant date over four years.
(4)	These stock awards consist of RSUs that vest 25% on anniversary one month prior to grant date over 47 months.

Illumina, Inc. 2017 Proxy Statement  •  64

Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Francis A. deSouza	—	—	27,454	4,303,769
Jay T. Flatley	160,000	20,447,313	59,977	9,592,988
Marc A. Stapley	—	—	22,152	3,621,405
Omead Ostadan	—	—	17,631	2,810,855
Mostafa Ronaghi	—	—	14,402	2,303,683
Charles E. Dadswell	—	—	13,682	2,176,428

(1)	Value realized on exercise of option awards is computed by determining the difference between the closing market price of our common stock on The NASDAQ Global Select Market on the dates of exercise and the exercise price per share exercised.

Nonqualified Deferred Compensation for Fiscal 2016

Name	Executive Contributions in Last Fiscal Year ($)(1)	Illumina Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Francis A. deSouza	—	—	57,608	—	798,405
Jay T. Flatley	579,375	—	279,718	287,356	2,842,975
Marc A. Stapley	—	—	—	—	—
Omead Ostadan	263,487	—	146,422	—	2,407,533
Mostafa Ronaghi	284,265	3,108	87,212	781,258	1,688,674
Charles E. Dadswell	—	—	—	—	—

(1)	Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.

Audit Committee Report

The following report of the Audit Committee, the report of the Compensation Committee under “Compensation Committee Report,” along with statements in this proxy statement regarding the Audit Committee’s charter, are not considered “soliciting material” and are not considered to be “filed” with the SEC as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act of 1933 or the Exchange Act will not include such reports or statements, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes. In fulfilling its oversight role, the Audit Committee monitors and advises the Board of Directors on:

•	the integrity of our consolidated financial statements and related schedule and disclosures;

•	the independent registered public accounting firm’s qualifications and independence;

Illumina, Inc. 2017 Proxy Statement  •  65

•	the performance of our internal and independent audit functions;

•	the adequacy of our internal controls;

•	our compliance with legal and regulatory requirements; and

•	the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business.

The Audit Committee meets with the independent registered public accounting firm, internal auditor, and our outside counsel, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee, in its oversight role, has reviewed and discussed the consolidated financial statements and related schedule with management and Ernst & Young LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and related schedule and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of fiscal 2016, management completed the documentation, testing, and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our annual report on Form 10-K for the fiscal year ended January 1, 2017, filed with the SEC, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our annual report on Form 10-K related to its audit of (i) the consolidated financial statements and related schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation for the fiscal year ending December 31, 2017.

The Audit Committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent registered public accounting firm the matters required

Illumina, Inc. 2017 Proxy Statement  •  66

to be discussed by SAS 61 (Codification of Statements of Auditing Standards), has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting and Oversight Board (communication with Audit Committees Concerning Independence), and has had discussions with the independent registered public accounting firm regarding their independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 1, 2017, for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

Karin Eastham (Chairperson)

A. Blaine Bowman

Daniel M. Bradbury

Caroline D. Dorsa

Roy A. Whitfield

Illumina, Inc. 2017 Proxy Statement  •  67

Certain Relationships and Related Party Transactions

GRAIL Transactions

In January 2016, we formed GRAIL, Inc. to develop a blood test for early-stage cancer detection. In connection with GRAIL’s formation, two former members of our Board of Directors, Mr. Huber and Dr. Rastetter, made personal investments in GRAIL, with Mr. Huber investing $7.5 million and Dr. Rastetter investing $2 million.

Mr. Flatley, our current Executive Chairman, Richard Klausner, M.D., our former Chief Opportunity Officer, Dr. Rastetter, and Mr. Huber, were each appointed as members of GRAIL’s board of directors. As members of GRAIL’s board of directors, Drs. Rastetter and Klausner received compensation in the form of a GRAIL equity grant. Mr. Flatley, as an employee of Illumina, received no compensation for his service as a member of GRAIL’s board of directors.

In addition to serving as a member of GRAIL’s board of directors, Mr. Huber was appointed as GRAIL’s chief executive officer. As chief executive officer, Mr. Huber initially received a salary of $500,000 per year, in addition to an annual cash bonus opportunity based on performance objectives pre-established by GRAIL’s board of directors as well as the right to acquire additional GRAIL equity, some of which were to be based on the achievement of certain qualifying events.

In October 2016, our Board of Directors appointed Dr. Epstein to serve as the Board’s observer of, and an advisor to, the board of directors of GRAIL, Inc., for which he would be compensated $40,000 per year. In fiscal 2016, Dr. Epstein was paid approximately $16,923 for such service. Dr. Epstein’s service as the Board’s observer of, and an advisor to, GRAIL’s board of directors ended on March 1, 2017.

On March 1, 2017, GRAIL announced that it raised over $900 million through the first close of its Series B financing. In connection with the first Series B closing, GRAIL repurchased a portion of our equity stake, following which Illumina now owns slightly less than 20% of GRAIL. In addition, Mr. Flatley resigned from GRAIL’s board of directors, resulting in Illumina no longer having board representation.

The foregoing GRAIL-related transactions were approved by a majority of the independent and disinterested members of our Board of Directors.

License Agreement with Tufts University

We entered into a license agreement with Tufts University in 1998 in connection with the license of patents filed by Dr. David Walt, a former director who retired from the Board in May 2016. Dr. Walt is a University Professor at Tufts University. Under that agreement, we pay royalties to Tufts University upon the commercial sale of products based on the licensed technology. Tufts University pays a portion of the royalties received from us to Dr. Walt, the amount of which is controlled solely by Tufts University. During fiscal 2016, the portion of royalties received from us that Tufts University shared with Dr. Walt was approximately $290,000.

Illumina, Inc. 2017 Proxy Statement  •  68

Employment of Family Member of Executive Officers

Tristan Orpin, our former Executive Vice President, Clinical Genomics, has a brother who is currently serving as Senior Vice President and General Manager, Asia Pacific Commercial Operations, and has been employed by the company in various capacities since 2002. In fiscal 2016, he received compensation in an amount consistent with the compensation paid to other employees at the senior vice president level (base salary generally ranging between $350,000 and $450,000) and consistent with the company’s overall compensation principles based on his years of experience, performance, and positions within the company.

Related Party Transactions Review

All future transactions between us and our officers, directors, principal stockholders, and affiliates will be subject to approval by a majority of the independent and disinterested members of our Board of Directors, and will be on terms determined by such members of the Board of Directors to be no less favorable to us than could be obtained from unaffiliated third parties.

Other Matters

As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, it is the intention of the proxy agent named in the enclosed form of proxy to vote the shares represented as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

Stockholder Proposals for our 2018 Annual Meeting

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at our 2018 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our principal executive offices. The proposal must be received no later than                                 . The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

Our bylaws permit a stockholder or group of stockholders (up to 20) who have owned at least three percent of our common stock for at least three years to submit director nominees (up to the greater of two nominees or 20% of the Board, as determined in accordance with the bylaws) for inclusion in our proxy statement if the nominating stockholder(s) satisfies the requirements specified in the bylaws. With respect to stockholder nominees for director election submitted for inclusion in our proxy statement for our 2018 annual meeting, written notice of nominations must be provided by the

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stockholder proponent(s) to us in accordance with our bylaws. The notice must be delivered to, or mailed and received by, our Corporate Secretary between                             and                             . These deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date that the proxy statement for the 2017 annual meeting was first sent to stockholders (which date, for purposes of our bylaws, is                                              ). The ability to include a nominee in our proxy statement is subject to the terms and conditions set forth in our bylaws.

With respect to stockholder nominees for director election at our 2018 annual meeting (other than nominees submitted for inclusion in our proxy materials) and stockholder proposals for consideration at our 2018 annual meeting that are not submitted for inclusion in our proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to us in accordance with our bylaws. The notice must be delivered to, or mailed and received by, our Corporate Secretary between January 30, 2018 and March 1, 2018 and must comply with all applicable provisions of our bylaws. You may obtain a copy of our bylaws by writing to the Corporate Secretary at the address shown on the cover of this proxy statement.

Householding

Our annual report on Form 10-K for the fiscal year ended January 1, 2017, including our audited financial statements for fiscal 2016, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, in certain circumstances only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, we will deliver promptly a separate copy of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder who sends a written request to the Corporate Secretary of Illumina, Inc. at 5200 Illumina Way, San Diego, California 92122 or makes an oral request to the office of the Corporate Secretary at (858) 202-4500. If your household is receiving multiple copies of our annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials and you wish to request delivery of a single copy, you may send a written request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary.

Where You Can Find More Information

We maintain an internet site at www.illumina.com. We use our website as a channel of distribution of material company information. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this proxy statement.

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Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ILLUMINA, INC.

ARTICLE I

The name of this corporation is Illumina, Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The corporation is authorized to issue two classes of shares of stock, which shall be designated, respectively, Common Stock, $0.01 par value per share, and Preferred Stock, $0.01 par value per share. The total number of shares that the corporation is authorized to issue is 330,000,000 shares. The number of shares of Common Stock authorized is 320,000,000. The number of shares of Preferred Stock authorized is 10,000,000.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

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The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a)	the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b)	the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c)	the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d)	the special and relative rights and preferences, if any, and the amount or amounts per share that the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(e)	the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f)	the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g)	voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h)	limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i)	such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

ARTICLE V

The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI

The corporation is to have perpetual existence.

ARTICLE VII

1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2. Indemnification. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative

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or investigative, by reason of the fact that such person or his or her testator or interstate is or was a director or officer of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation and may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was an employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VIII

In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the corporation.

ARTICLE IX

Holders of stock of any class or series of the corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting is required pursuant to Sections 214 of the Delaware General Corporation Law, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

1. Number of Directors. The number of directors which constitutes the whole Board of Directors of the corporation shall be designated in the Amended and Restated Bylaws of the corporation. The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of the stockholders held in 2001; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2002; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2003; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.

2. Election of Directors. Elections of directors need not be by written ballot unless the Amended and Restated Bylaws of the corporation shall so provide.

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ARTICLE X

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Amended and Restated Bylaws of the corporation.

ARTICLE XI

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Amended and Restated Bylaws, no special meetings of the stockholders shall be called by stockholders without approval of the Board of Directors, and no action, including the removal of directors without cause shall be taken by stockholders by written consent. The affirmative vote of a majority of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or Article XII of this Amended and Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.4 (Notice of Stockholders’ Meeting), 2.4 (Advanced Notice of Stockholder Nominees and Stockholder Business), 2.8 (Voting), or 2.10 (Stockholder Action by Written Consent Without a Meeting), or 3.2 (Number of Directors) of the corporation’s Amended and Restated Bylaws.

ARTICLE XII

Meetings of stockholders may be held within or without the State of Delaware, as the Amended and Restated Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Amended and Restated Bylaws of the corporation.

ARTICLE XIII

This Amended and Restated Certificate of Incorporation shall be effective as of the date of the closing of the Corporation’s initial public offering.

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ILLUMINA, INC. 5200 ILLUMINA WAY SAN DIEGO, CA 92122 ATTN: REBECCA CHAMBERS

  VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ILMN2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24774-P88275                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ILLUMINA, INC.

The Board of Directors recommends you vote FOR
the following:

1.	Election of Directors with Terms Expiring in 2020

	Nominees:	For	Against	Abstain

	1a. Caroline D. Dorsa	☐	☐	☐	The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain

	1b. Robert S. Epstein, M.D.	☐	☐	☐	4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

	1c. Philip W. Schiller	☐	☐	☐		The Board of Directors recommends you vote FOR proposal 5.	For	Against	Abstain

The Board of Directors recommends you vote FOR proposals 2 and 3.						5. To approve an amendment to our certificate of incorporation to remove certain supermajority voting requirements as disclosed in the Proxy Statement.	☐	☐	☐
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
3.	To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E24775-P88275

ILLUMINA, INC. Annual Meeting of Stockholders May 30, 2017, 2:00 PM Pacific Time This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Francis A. deSouza, Marc A. Stapley, and Sam A. Samad as proxies, and each of them with power to act without the other and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated herein, all of the shares of common stock of ILLUMINA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/ILMN2017 at 2:00 PM Pacific Time on Tuesday, May 30, 2017, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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